UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Proxy Statement—Subject to Completion
NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2015

To our Shareholders:
Notice is hereby given that the annual general meeting of the shareholders of Norwegian Cruise Line Holdings Ltd. (the “Company”) for 2015 will be held at 9:00 a.m. (Miami time) on Wednesday, May 20, 2015 at the Sofitel Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, (the “Annual General Meeting”) for the following purposes:
1.
To elect the following director nominees to serve as Class II directors on our board of directors (the “Board”) for the terms described in the attached proxy statement (“Proxy Statement”):

1a.
Adam M. Aron;

1b.
Kevin Crowe;

1c.
F. Robert Salerno; and

1d.
Walter L. Revell;

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.
To ratify (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2015 and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board;

4.
To approve an amendment to the Company’s bye-laws to clarify the notice provisions under the Company’s bye-laws;

5.
To receive the audited financial statements (together with the auditor’s report) of the Company for the year ended December 31, 2014 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s bye-laws; and

6.
To consider such other business as may properly come before the Annual General Meeting and any postponement or adjournment thereof.

The Board has fixed the close of business on March 20, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. All proxies must be received by the Company by or before 11:59 p.m., Eastern Daylight Time, on the day immediately prior to the Annual General Meeting or any postponement or adjournment thereof.
All shareholders are cordially invited to attend the meeting in person. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, please authorize how your shares are voted at the Annual General Meeting by submitting your proxy or voting instructions in one of the following three ways: (1) complete, sign, date, and return the accompanying proxy card or voting instruction form in the enclosed, postage-prepaid envelope; (2) call the toll-free number listed on the accompanying proxy card or voting instruction form; or (3) access the Internet as indicated on the accompanying proxy card or voting instruction form. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally.
By Order of the Board of Directors,

Daniel S. Farkas
Senior Vice President, General Counsel and
Assistant Secretary
April ___, 2015

i

ii

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2015

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (“Board”) to be used at the annual general meeting of the Company for 2015 to be held at the Sofitel Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Wednesday, May 20, 2015 at 9:00 a.m. (Miami time), and any adjournments or postponements thereof  (the “Annual General Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about April ___, 2015.
We are enclosing a copy of our 2014 Annual Report to Shareholders (“2014 Annual Report”), which includes our 2014 financial statements. Our 2014 Annual Report is not, however, part of the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on May 20, 2015: This Proxy Statement and our 2014 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement.
GENERAL INFORMATION
Who May Vote
Each ordinary share of the Company, par value $.001 per share (the “ordinary shares”), outstanding as of the close of business on March 20, 2015 (the “record date”) is entitled to one vote at the Annual General Meeting. At the close of business on March 20, 2015, 229,719,240 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, other than certain of the Apollo Holders, the TPG Viking Funds and Genting HK (each as defined herein), may own, or be deemed to own more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1—Business—Taxation—U.S. Income Taxation—Exemption of International Shipping Income under Section 883 of the Code” in our 2014 Annual Report for further information.
You may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.
Ordinary shares held of record
If your ordinary shares are registered directly in your name with the Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use. You may vote via the Internet, telephone, by mail, or in person at the meeting, as described below under the heading “How to Vote.”

Ordinary shares owned beneficially
If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials and a voting instruction form were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. If you are a beneficial owner and desire to vote your shares in person at the Annual General Meeting, see “How to Vote—Voting in Person” below for additional information.
Requirements to Attend the Annual General Meeting
You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of March 20, 2015, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must bring proof of identification such as a valid driver’s license for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of March 20, 2015, or other similar evidence of ownership as of the record date, as well as proof of identification such as a valid driver’s license.
How to Vote
Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your proxy card or voting instruction form. Please see your proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.
How Your Shares Will Be Voted
Our Board has appointed Wendy A. Beck and Howard Flanders to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
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FOR the election of each of the four nominees for Class II director named below (Items 1a to 1d of Proposal No. 1);

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FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);

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FOR ratification of  (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board (Proposal No. 3); and

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FOR the amendment to the Company’s bye-laws to clarify the notice provisions under the Company’s bye-laws (Proposal No. 4).

If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered certified public accounting firm for the year ending December 31, 2015 and the Audit Committee’s determination of PwC’s remuneration (Proposal No. 3) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 3, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.
Matters to be Presented
We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.
Quorum
A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairman of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.
Vote Necessary to Approve Proposals
The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class II Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his election will be elected as a Class II director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class II director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.

For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
Proposals No. 2 and 3. Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers) and Proposal No. 3 (ratification of the appointment of PwC as our independent registered certified accounting firm and the Audit Committee’s determination of PwC’s remuneration). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 and Proposal No. 3 are advisory in nature and therefore not binding on the Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Amendment to Bye-laws (Proposal No. 4). Pursuant to our bye-laws, the affirmative vote of a majority of the outstanding ordinary shares of the Company is required to approve Proposal No. 4 (amendment to bye-laws). For purposes of this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.
Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our Assistant Secretary at 7665 Corporate Center Drive Miami, Florida 33126 prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the accompanying proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the accompanying voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.
Presentation of Financial Statements
In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of the Company, the Company’s audited financial statements for the year ended December 31, 2014 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.
Terms Used in this Proxy Statement
Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC and its subsidiaries and the “Apollo Holders” refers to one or more of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AAA Guarantor—Co-Invest VI (B), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P., (ii) “TPG Global” refers to TPG Global, LLC, “TPG” refers to TPG Global and its affiliates and the “TPG Viking Funds” refers to one or more of TPG Viking, L.P., TPG

Viking AIV I, L.P., TPG Viking AIV II, L.P., and TPG Viking AIV III, L.P. and/or certain other affiliated investment funds, each an affiliate of TPG, (iii) “Genting HK” refers to Genting Hong Kong Limited and/or its affiliates (formerly Star Cruises Limited and/or its affiliates; Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC Holdings Ltd. (“Star NCLC”), its wholly owned subsidiary), (iv) “Sponsor(s)” refers to Genting HK, the Apollo Holders and/or the TPG Viking Funds, (v) the “Shareholders’ Agreement” refers to the amended and restated shareholders’ agreement, dated as of January 24, 2013, as further amended on November 19, 2014, among NCLH, Star NCLC, Genting HK, the Apollo Holders and the TPG Viking Funds, (vi) “NCLC” refers to our subsidiary, NCL Corporation Ltd., (vii) “Prestige” refers to Prestige Cruises International, Inc. and its consolidated subsidiaries (including its direct, wholly owned subsidiary, Prestige Cruise Holdings, Inc., (viii) “Acquisition” refers to the Company’s acquisition of Prestige in November 2014, (ix) “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of September 2, 2014, by and among Prestige, NCLH, Portland Merger Sub, Inc. and Apollo Management, L.P., as amended, for the Acquisition, (x) “Norwegian” refers to the Norwegian Cruise Line brand and (xi) “Oceania” refers to the brand Oceania Cruises and “Regent” refers to the brand Regent Seven Seas Cruises.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted in the corporate governance section of our website at www.nclhltdinvestor.com.
Board of Directors and Committees
Our Board currently consists of eleven members. Our Company is governed by the Board and various committees of the Board that meet throughout the year. The standing committees of our Board include: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The functions of each of these committees are described below. Each committee has adopted a written charter and a copy of each committee charter is posted in the corporate governance section on our website at www.nclhltdinvestor.com. In addition to these committees, the Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.
Our Chief Executive Officer, Chief Financial Officer and our Assistant Secretary regularly attend meetings of our Board committees when they are not in executive session and report on matters that are not addressed by other officers. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Board of Directors
During 2014, there were seven meetings of the Board, ten meetings of the Audit Committee and two meetings of the Compensation Committee. Each of our directors attended at least 75% of the aggregate of all meetings of the Board and of any committees on which he served during 2014, other than Mr. David M. Abrams. Mr. Abrams joined our Board in April 2014 and was unable to attend two of six Board meetings held after his appointment due to scheduling conflicts that existed prior to his appointment to the Board. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2014 our independent directors held four regularly scheduled executive sessions without the presence of Company management.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. Four of our directors attended the annual general meeting of the Company in 2014.
Audit Committee
Our Audit Committee consists of Walter L. Revell, F. Robert Salerno and John Chidsey. Our Board has determined that both Walter L. Revell and John Chidsey qualify as audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K. Mr. Revell’s and Mr. Chidsey’s biographies are each set forth below. Each of Walter L. Revell, F. Robert Salerno and John Chidsey are independent as independence is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”).
The principal duties and responsibilities of our Audit Committee are as follows:
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to oversee and monitor the integrity of our financial statements;

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to monitor our financial reporting process and internal control system;

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to appoint our independent registered certified public accounting firm from time to time, determine their compensation and other terms of engagement and oversee their work;

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to oversee the performance of our internal audit function; and

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to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee consists of Steve Martinez, John Chidsey and F. Robert Salerno.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight and make recommendations to our Board on the development and implementation of the compensation policies, strategies, plans and programs for our key employees, executive officers and outside directors and disclosure relating to these matters and to establish and administer incentive compensation, benefit and related plans;

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to review and make recommendations to our Board regarding corporate goals and objectives, performance and the compensation of our Chief Executive Officer, Chief Financial Officer and the other executive officers of us and our subsidiaries; and

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to provide oversight and make recommendations to our Board concerning selection of officers, regarding performance of individual executives and related matters.

The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.
We avail ourselves of the “controlled company” exemption under the NASDAQ rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. Each of the current members of the Compensation Committee, other than Mr. Martinez, is an independent director under applicable NASDAQ rules. The Board previously determined that Mr. Tan Sri Lim Kok Thay, who resigned from the Board and the Compensation Committee on March 3, 2015, Mr. David M. Abrams, who stepped down from the Compensation Committee on February 10, 2015 and Mr. Kevin Crowe, who stepped down from the Compensation Committee on March 27, 2015 were not independent.
The Compensation Committee is responsible for reviewing compensation for the Company’s executive officers and recommending the compensation for approval by the Board. However, the Compensation Committee takes into account recommendations of the Company’s Chief Executive Officer in reviewing and recommending the compensation (including share awards) of executive officers other than the Chief Executive Officer. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of John Chidsey, F. Robert Salerno and Adam M. Aron.
The principal duties and responsibilities of our Nominating and Governance Committee are as follows:
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to establish criteria for the Board and committee membership and recommend to our Board proposed nominees for election to our Board and for membership on committees of our Board;

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to make recommendations regarding proposals submitted by our shareholders; and

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to make recommendations to our Board regarding our Board’s governance matters and practices.

We avail ourselves of the “controlled company” exemption under the NASDAQ rules, which exempts us from the requirement that we have a nominating and governance committee composed entirely of independent directors. Each of the current members of the Nominating and Governance Committee, other than Mr. Aron, is an independent director under applicable NASDAQ rules. The Board previously determined that Mr. David Chua Ming Haut, who resigned from the Board and the Nominating and Governance Committee on March 3, 2015, and Mr. Steve Martinez, who stepped down from the Nominating and Governance Committee on March 27, 2015, were not independent.
The Nomination Process
At an appropriate time prior to each annual general meeting of shareholders at which directors are to be elected, the Nominating and Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, the Nominating and Governance Committee recommends candidates to serve on the Board at other times during the year, as needed.
As set forth in NCLH’s Corporate Governance Guidelines, the Nominating and Governance Committee seeks to elect directors who: (i) understand elements relevant to the success of a publicly traded company and (ii) understand the Company’s business and have a strong educational and professional background. In selecting director nominees for membership on the Board, the Nominating and Governance Committee may also consider the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. While the Board does not have a formal policy for the consideration of diversity in identifying nominees for directors, the Nominating and Governance Committee evaluates the composition of the Board to ensure that the Board encompasses a broad range of skills, expertise, industry knowledge and diversity of background and experience.
The Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. In addition, the Sponsors have certain rights to nominate directors and the Nominating and Governance Committee must follow those requirements as long as the Company is subject to those requirements. See “Proposal 1: Election of Directors” below.
Director candidates recommended by shareholders will be considered in the same manner as recommendations received from other sources. If a shareholder desires to recommend a director candidate for consideration by the Nominating and Governance Committee, recommendations should be sent in writing to the Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by the Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.
Board Leadership Structure
The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The leadership structure of the Company consists of Mr. Del Rio who serves as Chief Executive Officer and Mr. Walter L. Revell who serves as Chairman of the Board and Chairman of the Audit Committee. The Board periodically reviews the leadership structure and may make changes in the future.
Board Role in Risk Oversight
One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. The Board is involved in risk oversight through its approval authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing NCLH, implementing appropriate risk management strategies and ensuring the information with respect to material risks is shared with the Board or the appropriate committee of the Board. In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to NCLH relating to such matters.
Our Board uses its committees to assist in their risk oversight function as follows:
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Our Audit Committee is responsible for oversight of our financial controls and compliance activities. The Audit Committee also oversees management’s process of identifying areas of major risk exposure facing NCLH and the steps management has taken to monitor and control those risk exposures.

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Our Compensation Committee is responsible for oversight of risks associated with our compensation program.

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Our Nominating and Governance Committee is responsible for oversight of risk associated with Board processes and corporate governance.

As needed at regular meetings of our Board, the committee members report to the full Board regarding matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, Chief Financial Officer and Assistant Secretary regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
The Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks faced by our Company. The Board also believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Board’s leadership structure described under “—Board Leadership Structure” above.
Director Independence
The Board consists of eleven directors. The Board has affirmatively determined that three of our directors, Messrs. Revell, Chidsey and Salerno, are independent under the applicable rules of NASDAQ and rules and regulations of the Securities and Exchange Commission (the “SEC”). In considering the independence of each director, the Board reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director.
Due to the fact that our Sponsors own over 50% of our issued and outstanding ordinary shares, we avail ourselves of the “controlled company” exception under the NASDAQ rules, which eliminates the requirement that we have a majority of independent directors on our Board and that we have compensation and nominating and governance committees composed entirely of independent directors. However, we are required to have a fully-independent audit committee, which we currently do.
As of March 20, 2015, the Sponsors held approximately 50.1% of our issued and outstanding ordinary shares. If at any time we cease to be a “controlled company” under the NASDAQ rules, our Board will take all action necessary to comply with such NASDAQ rules, including appointing a majority of independent directors to the Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period, and in each case subject to the terms of the Shareholders’ Agreement.
Family Relationships
There are no family relationships between or among any of our executive officers and directors or director nominees.

Code of Ethics
We have adopted a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethical Business Conduct is posted on our website: www.nclhltdinvestor.com under “Corporate Governance.” We intend to disclose waivers from, and amendments to, our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officers or controller and persons performing similar functions, by posting such information on our website www.nclhltdinvestor.com to the extent required by applicable rules of the NASDAQ and rules and regulations of the SEC.
Contacting Members of the Board of Directors
Shareholders may send written communications to the Board or to specified individuals on the Board, c/o Norwegian Cruise Line Holdings Ltd.’s Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board or any specified individual director, as applicable. If the correspondence is addressed to the Board, the Chairman will distribute it to the other Board members if he determines it is appropriate for the full Board to review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of the equity securities of NCLH as of March 20, 2015 (except where another date is indicated) by:
•
each person that is known by NCLH to be a beneficial owner of more than 5% of NCLH’s outstanding equity securities;

•
each of our Named Executive Officers;

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

Pursuant to the Shareholders’ Agreement, Genting HK, subject to certain consent rights, granted to the Apollo Holders the right to vote our ordinary shares held by affiliates of Genting HK, and the TPG Viking Funds granted the Apollo Holders the right to vote our ordinary shares that are held by the TPG Viking Funds in connection with certain transactions that require the vote of our shareholders. We refer you to “Certain Relationships and Related Party Transactions” for more details on our relationship with our Sponsors and the Shareholders’ Agreement.
There were 229,719,240 ordinary shares issued and outstanding as of March 20, 2015.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, as provided in the Shareholders’ Agreement described below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
Apollo Holders(2)	54,659,020	23.8%
Star NCLC(3)	50,569,334	22.0%
T. Rowe Price Associates, Inc.(4)	14,734,616	6.4%
TPG Viking Funds(5)	9,829,834	4.3%
Blondel So King Tak(3)(6)	—	—
Kevin C. Jones(6)	—	—
Steve Martinez(7)	—	—
Adam M. Aron(8)	1,881	*
Kevin Crowe(7)	—	—
Robert Seminara(7)	—	—
David M. Abrams	—	—
Karl Peterson(9)	—	—
John Chidsey	8,288	*
Walter L. Revell	12,667	*
F. Robert Salerno	6,543	*
Frank J. Del Rio(10)	559,207	*
Kevin M. Sheehan(11)	1,083,094	*
Wendy A. Beck(12)	327,262	*
Andrew Stuart(13)	298,014	*
Andrew Madsen	—	—
All current directors and current executive officers as a group (17 persons)(14)	1,336,708	*

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedules 13D and 13G filed with the SEC.

(2)
The Apollo Holders (AAA Guarantor—Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.) hold of record an aggregate of 54,659,020 ordinary shares of NCLH. The number of ordinary shares reported as beneficially owned does not include 2,115,790 ordinary shares that are currently being held in escrow in the name of the escrow agent and are subject to forfeiture during the nine months following the closing date of the Acquisition to satisfy indemnification obligations arising under the Merger Agreement. Under the terms of the Shareholders’ Agreement, the Apollo Holders also have the right to vote the ordinary shares of NCLH held by affiliates of Genting HK (including Star NCLC), and the ordinary shares of NCLH held by the TPG Viking Funds, in connection with certain transactions that require the vote of our shareholders, and to consent to certain transfers of such shares. The Apollo Holders also have the right under the Shareholders’ Agreement to, under certain circumstances, require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of NCLH held by such entity to a third party purchaser. See “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement.” The Apollo affiliate that serves as the general partner or managing general partner of each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI. L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI. L.P. is an affiliate of Apollo Principal Holdings I, L.P. Apollo Principal Holdings I GP, LLC is the general partner of Apollo Principal Holdings I, L.P. The Apollo affiliate that serves as the general partner of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P. and AIF VI Euro Holdings, L.P., and the Apollo affiliate that serves as the general partner of AIF VII Euro

Holdings, L.P., are each an affiliate of Apollo Principal Holdings III, L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. Apollo Alternative Assets, L.P., which is an affiliate of Apollo Management Holdings, L.P., provides management services to AAA Guarantor—Co-Invest VI (B), L.P., AAA Guarantor—Co-Invest VII, L.P., and to the Apollo affiliate that serves as the general partner of AAA Guarantor—Co-Invest VI (B), L.P. and AAA Guarantor—Co-Invest VII, L.P. Apollo Management VI, L.P. and Apollo Management VII, L.P., which serve as the managers of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P. and AIF AIF VI Euro Holdings, L.P., and AIF VII Euro Holdings, L.P., respectively, are also each affiliates of Apollo Management Holdings, L.P. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers of Apollo Principal Holdings I GP, LLC, the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd. and as such may be deemed to have voting and dispositive control over our ordinary shares that are held by the Apollo Holders. The address for each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Alternative Assets, L.P., Apollo Principal Holdings I, L.P. and Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address for AAA Guarantor—Co-Invest VII, L.P. is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands. The address for AAA Guarantor—Co-Invest VI (B), L.P. is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. The address for Apollo Management VI, L.P., Apollo Management VII, L.P., Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC, and for Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.
(3)
Star NCLC, a Bermuda company, is a wholly owned subsidiary of Genting HK. Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC. The address of each of Genting HK and Star NCLC is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR. As of March 20, 2015, the principal shareholders of Genting HK are:

Percentage Ownership in Genting HK
Golden Hope Limited (“GHL”)(a)	49.84%
Genting Malaysia Berhad (“GENM”)(b)	17.81%

(a)
GHL is a company incorporated in the Isle of Man acting as trustee of the Golden Hope Unit Trust, a private unit trust which is held directly and indirectly by First Names Trust Company (Isle of Man) Limited, as trustee of a discretionary trust, the beneficiaries of which are Tan Sri Lim Kok Thay and certain members of his family (the “Lim Family”).

(b)
GENM is a Malaysian company listed on the Main Market of Bursa Malaysia Securities Berhad in which Parkview Management Sdn Bhd as trustee of a discretionary trust, the beneficiaries of which are the Lim Family, has a substantial indirect beneficial interest.

As a result, an aggregate of 67.65% of Genting HK’s outstanding shares is owned by GENM and GHL as trustee of the Golden Hope Unit Trust, directly or indirectly, as of March 20, 2015.
(4)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Of the amount reported as beneficially owned, T. Rowe Price Associates, Inc. has sole voting power over 4,232,347 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 14,734,616 ordinary shares. The foregoing information is as of December 31, 2014 and is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 12, 2015.

(5)
TPG Viking, L.P., a Delaware limited partnership (“Viking L.P.”), TPG Viking AIV I, L.P., a Cayman Islands exempted limited partnership (“Viking AIV I”), TPG Viking AIV II, L.P., a Cayman Islands exempted limited partnership (“Viking AIV II”), and TPG Viking AIV III, L.P., a Delaware limited partnership (“Viking AIV III”), hold an aggregate of 9,829,834 ordinary shares of NCLH. The general partner of Viking L.P. is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership (“Group Holdings”), whose general partner is TPG Group Holdings (SBS Advisors, Inc., a Delaware corporation (“Group Advisors”). The general partner of each of Viking AIV I, Viking AIV II and Viking AIV III is TPG Viking AIV GenPar, L.P., a Cayman Islands exempted limited partnership, whose general partner is TPG Viking AIV GenPar Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands exempted company, whose sole shareholder is Group Holdings. David Bonderman and James G. Coulter are officers and sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the ordinary shares held by the TPG Viking Funds (the “TPG Shares”). Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of the TPG Viking Funds, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(6)
Although Mr. Blondel So King Tak may be deemed a beneficial owner of shares of NCLH beneficially owned by Genting HK due to his status as a director of Star NCLC and an officer of Genting HK, he disclaims beneficial ownership of any such shares. The address of Messrs. Blondel So King Tak and Kevin C. Jones is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR.

(7)
Each of Messrs. Martinez, Crowe and Seminara is affiliated with Apollo as a senior managing director, senior partner, managing partner or principal of Apollo Management, L.P. or another affiliate of Apollo. Each such person disclaims beneficial ownership of any of our ordinary shares that are beneficially owned by any of the Apollo Holders or Apollo’s other affiliates. The address of Messrs. Martinez and Crowe is c/o Apollo Management, L.P., 9 West 57th Street, 43rd floor, New York, New York 10019. The address of Mr. Seminara is c/o Apollo Management International LLP, 25 St. George Street, London W1S 1FS.

(8)
Mr. Aron’s reported ownership does not include 286 shares that are currently being held in escrow in the name of the escrow agent and are subject to forfeiture during the nine months following the closing date of the Acquisition to satisfy indemnification obligations arising under the Merger Agreement.

(9)
Mr. Peterson is one of our directors and also a TPG Partner. Mr. Peterson does not have voting or investment power over, and disclaims beneficial ownership in, the TPG Shares. The address of Mr. Peterson is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(10)
Reflects our ordinary shares. Includes 264,213 shares held indirectly through Breeze Hill Investments, LLC and 117,842 shares held by GCO Management, LLC, which is owned by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC. The amount of ordinary shares reported as beneficially owned by Mr. Frank J. Del Rio does not include 102,399 shares that are currently being held in escrow in the name of the escrow agent and are subject to forfeiture during the nine months following the closing date of the Acquisition to satisfy indemnification obligations arising under the Merger Agreement.

(11)
Reflects our ordinary shares. Includes 124,714 ordinary shares held by Mr. Sheehan’s family trust. Mr. Sheehan served as the Company’s President and Chief Executive Officer until his resignation on January 8, 2015. His beneficial ownership amount is based on information in the most recent Form 4 Mr. Sheehan filed with the SEC regarding NCLH shares (dated November 12, 2014), adjusted to give effect to subsequent transactions through March 20, 2015, of which the Company is aware, in connection with employment-related equity awards.

(12)
Reflects our ordinary shares and 145,617 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2015. Includes 1,200 ordinary shares held by Ms. Beck’s children for which she serves as custodian.

(13)
Reflects our ordinary shares and 117,914 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2015.

(14)
Reflects our ordinary shares and 280,860 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2015 that are held collectively by our current directors and current executive officers. The amount of ordinary shares reported as beneficially owned collectively by our current directors and current executive officers does not include 117,136 shares that are currently being held in escrow in the name of the escrow agent and are subject to forfeiture during the nine months following the closing date of the Acquisition to satisfy indemnification obligations arising under the Merger Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2014 were timely filed.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
In accordance with our bye-laws, the number of directors comprising our Board will be as determined from time to time by resolution of our Board, provided that there shall be at least seven but no more than eleven directors. The composition of our Board and committees of our Board are subject to requirements in the Shareholders’ Agreement. Pursuant to the Shareholders’ Agreement, our Board currently consists of eleven directors, including six directors designated by the Apollo Holders, two directors designated by Genting HK and three independent directors (two designated by the Apollo Holders and one designated by Genting HK). Under our bye-laws, the Board is divided into three classes, each of whose members serve for staggered three-year terms. Information as to the directors currently comprising each class of directors and the current expiration date of the term of each class of directors is set forth in the following table:
Class	Directors Comprising Class	Current Term Expiration Date	Designated By
Class I	David M. Abrams John Chidsey Kevin C. Jones	2017 Annual General Meeting	Apollo Holders Apollo Holders Genting HK
Class II	Adam M. Aron Kevin Crowe F. Robert Salerno Walter L. Revell	2015 Annual General Meeting	Apollo Holders Apollo Holders Apollo Holders Genting HK
Class III	Steve Martinez Karl Peterson Robert Seminara Blondel So King Tak	2016 Annual General Meeting	Apollo Holders Apollo Holders Apollo Holders Genting HK
Each director is to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. A director appointed by the Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation, or removal.
Pursuant to our bye-laws and the Shareholders’ Agreement, so long as certain conditions are met, (i) the Apollo Holders have the right to nominate for election a majority of directors on our Board and Genting HK has the right to nominate the remainder of directors to our Board and (ii) the majority of independent directors required to be appointed to our Board will be nominated for election to our Board or appointed to the applicable committee by the Apollo Holders and the remainder of independent directors required to be appointed shall be nominated for election to our Board or appointed to the applicable committee by Genting HK. At any meeting of our Board, except as otherwise required by law, our bye-laws provide that a majority of the total number of directors then in office, including a majority of the directors designated by the Apollo Holders and at least one director designated by Genting HK, will constitute a quorum for all purposes. We refer you to “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement” for more information regarding the governance arrangements for the Company among our Sponsors and the process for selection of directors by our Sponsors.
As discussed in greater detail under the heading “Director Independence,” our Board has determined that three of the eleven current members of our Board are independent directors within the meaning of the listing standards of NASDAQ and applicable rules and regulations of the SEC. We avail ourselves of the “controlled company” exception under the NASDAQ rules, which eliminates the requirement that we have a majority of independent directors on our Board and that we have compensation and nominating and governance committees composed entirely of independent directors.
At the Annual General Meeting, four directors will be elected to our Board as Class II directors. The Nominating and Governance Committee recommended, and our Board nominated, each of Adam M. Aron, Kevin Crowe, F. Robert Salerno and Walter L. Revell as nominees for election as Class II members of our Board at the Annual General Meeting. Pursuant to the Shareholders’ Agreement, Adam M. Aron,

Kevin Crowe and F. Robert Salerno were designated by the Apollo Holders as nominees for election at the Annual General Meeting and Walter L. Revell was designated as a nominee for election at the Annual General Meeting by Genting HK. If elected, each of the nominees will serve until our 2018 annual general meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board, subject, in each case, to the requirements of our Shareholders’ Agreement. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected.
Directors Standing for Election
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the Board believes each nominee brings to the Board.
Adam M. Aron, age 60, became a director of the Company in January 2008. Mr. Aron was appointed Interim Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. in February 2015. Since 2006, he has been Chairman and CEO of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, professional sports and which sometimes has acted in partnership with Apollo. Mr. Aron has previously served as CEO of the Philadelphia 76ers from 2011 to 2013, Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., from 1996 to 2006; President and CEO of Norwegian Cruise Line, from 1993 to 1996; Senior Vice President of Marketing for United Airlines, from 1990 to 1993; and Senior Vice President-Marketing for Hyatt Hotels Corporation, from 1987 to 1990. Mr. Aron currently serves on the board of directors of Starwood Hotels and Resorts Worldwide, Inc. and, prior to the Acquisition, served on the board of Prestige Cruise Holdings, Inc. He is a member of the Council on Foreign Relations, and is a former member of the Young Presidents’ Organization and Business Executives for National Security. He also formerly served as First Vice Chairman of the Travel Industry Association of America. Mr. Aron was selected by the U.S. Secretary of Defense to participate in the Joint Civilian Orientation Conference in 2004 and was appointed by the U.S. Secretary of Agriculture to serve on the board of directors of the National Forest Foundation from 2000 through 2006. Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron has 35 years of experience managing companies operating in the travel and leisure industries and provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of the Company. In light of Mr. Aron’s business experience, we believe that it is appropriate for Mr. Aron to serve as a director of the Company.
Kevin Crowe, age 32, became a director of the Company in April 2013. Mr. Crowe joined Apollo in 2006. Mr. Crowe currently serves on the board of directors of Nine Entertainment, an Australia-based television broadcast and media company. He has previously served on the board of directors of Quality Distribution, Inc. and, prior to the Acquisition, Prestige Cruise Holdings, Inc. Prior to joining Apollo, Mr. Crowe was a member of the Global Banking department of Deutsche Bank Securities, with responsibilities in providing debt financing for private equity acquisitions. Mr. Crowe graduated with an AB in Economics and a certificate in Finance from Princeton University. In light of our ownership structure and Mr. Crowe’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Crowe to serve as a director of the Company.
F. Robert Salerno, age 63, became a director of the Company in January 2014. Mr. Salerno was Vice Chairman of Avis Budget Group from June 2010 to December 2011. From August 2006 to June 2010, Mr. Salerno served as President and Chief Operating Officer of Avis Budget Group, overseeing domestic and international operations for the Avis and Budget brands. He previously served as President and Chief Operating Officer of Avis Rent A Car from 1996 through 2002, and as President and Chief Operating Officer of Cendant Car Rental Group from November 2002 to June 2003. He was appointed Director of Avis Budget Group in 2006, and has served on the board of directors since then. Mr. Salerno possesses a bachelor’s degree from Marquette University. In light of Mr. Salerno’s significant public company and business experience, we believe that it is appropriate for Mr. Salerno to serve as director of the Company.

Walter L. Revell, age 80, became Chairman of the Board in March 2015. He has served as a director of the Company and Chairman of the Audit Committee since June 2005 and as a director of certain predecessor companies beginning in 1993. Since 1984, Mr. Revell has been Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc., a diversified investment, development and management company located in Coral Gables, Florida. Since 2002, Mr. Revell has also served as a director of International Finance Bank in Miami, Florida, and became Chairman of the Board in September 2013. Since 1990, he has also served as Chairman of the Board and Chief Executive Officer of Pinehurst Development, Inc., a family owned company, and serves on the Executive Committee, the Board of Trustees and as Chairman of the New Museum Project Committee of the Miami Science Museum. He formerly was a director of Calpine Corporation, Dycom Industries, Rinker Materials, The St. Joe Company and Sun Banks of Florida. Mr. Revell served as Secretary of Transportation for the State of Florida in the Askew Administration. He is a past Chairman of the Florida Chamber of Commerce and was a member of The Florida Council of 100 for 37 years. He served as Chairman and CEO of H.J. Ross Associates, Inc., consulting engineers, planners and scientists, and continues as Senior Advisor to T.Y. Lin International, the new parent company, in San Francisco. Mr. Revell has 40 years of business experience investing and operating in a diverse range of industries and has significant experience serving on boards of directors. In light of Mr. Revell’s business experience, we believe that it is appropriate for Mr. Revell to serve as a director of the Company.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
Directors Continuing in Office
The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that the Board believes such current directors bring to the Board.
Class I Directors
The following Class I directors are serving for a term ending in 2017:
David M. Abrams, age 48, became a director of the Company in April 2014. Mr. Abrams is a retired Partner of Apollo Global Management, LLC having founded the Apollo European Principal Finance Fund franchise which he ran from 2007 until 2015. In November 2014, Mr. Abrams became the Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees. In January 2015, Mr. Abrams acquired and became the Chairman of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe. From 1996 through 2007, Mr. Abrams was a Managing Director in the Leveraged Finance Group of Credit Suisse, based in London and New York. From 2004 through 2007, he founded and was the Head of the Specialty Finance Investment business which included investing in non-performing loans portfolios and distressed assets. From 1996 through 2004, Mr. Abrams was a founding member and Co-Head of the top ranked Global Distressed Sales and Trading Group at Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.). Mr. Abrams began his career in 1989 as an analyst in the Investment Banking Division of Bear, Stearns & Co. and then as an associate/vice president at the Argosy Group, a boutique corporate restructuring firm. Mr. Abrams graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business. In light of our ownership structure and Mr. Abrams’s business and finance experience, we believe that it is appropriate for Mr. Abrams to serve as a director of the Company.
John W. Chidsey, age 52, became a director of the Company in April 2013. He is the executive chairman of HotSchedules (formerly the Red Book Connect), a company that helps the retail, restaurant and hospitality industries solve complex managerial challenges, increase operational efficiency and improve profitability through a comprehensive, cloud-based technology platform. Mr. Chidsey was previously the chairman and chief executive officer of Burger King Corporation. Prior to being named chief executive officer, he served as president and chief financial officer, and prior to that as president of the Americas and as president of North America. Prior to his appointment at Burger King Corporation in March 2004, Mr. Chidsey served as chairman and CEO for two corporate divisions at Cendant: the Vehicle Services

Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division that included Jackson Hewitt. He joined Cendant in 1996 as Senior Vice President, Preferred Alliances. From 1992 to 1995, Mr. Chidsey served in various senior leadership positions with Pepsi, including as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co., Inc. Mr. Chidsey holds a master’s of business administration degree in finance and accounting and a Juris Doctorate from Emory University, as well as a bachelor’s degree from Davidson College. He serves on the board of Instawares Holding Company in Atlanta, Georgia and on the board of HealthSouth in Birmingham, Alabama, as well as on the Board of Trustees for Davidson College in Davidson, North Carolina. Mr. Chidsey is a certified public accountant and a member of the Georgia Bar Association. In light of Mr. Chidsey’s business experience, we believe that it is appropriate for Mr. Chidsey to serve as a director of the Company.
Kevin C. Jones, age 38, became a director of the Company in March 2015. Mr. Jones is the General Counsel, Secretary and Senior Vice President of Corporate Development & Strategy for Genting Americas Inc., an indirect, wholly owned subsidiary of Genting Malaysia Berhad. Mr. Jones oversees all legal, corporate compliance, risk management and strategic corporate development matters for the North American operations of Genting Malaysia Berhad. Prior to accepting his current position with Genting, Mr. Jones practiced law at Cleary Gottlieb Steen & Hamilton LLP, serving as counsel for multi-billion dollar companies in a broad range of general corporate and real estate transactions. Mr. Jones received a Master’s of Theological Studies Degree from Boston University’s School of Theology, a Juris Doctorate Degree from Harvard Law School, a dual Master’s of Public Affairs Degree and Master’s of Urban and Regional Planning Degree from Princeton University, and a Bachelor’s of Political Science Degree from Clark Atlanta University. In light of our ownership structure, Mr. Jones’s position with Genting and his background in corporate compliance and risk management, we believe it is appropriate for Mr. Jones to serve as a director of the Company.
Class III Directors
The following Class III directors are serving for a term ending in 2016:
Steve Martinez, age 46, became a director of the Company in January 2008. Mr. Martinez is a Senior Partner and Head of Asia Pacific Private Equity for Apollo. Mr. Martinez currently serves on the board of directors of Veritable Maritime, an owner of crude oil tankers; and Nine Entertainment, an Australia-based television broadcast and media company. He has previously served on the boards of directors of Allied Waste Industries, Goodman Global, Hayes-Lemmerz International, Hughes Telematics, Rexnord Corporation, Jacuzzi Brands and, prior to the Acquisition, Prestige Cruise Holdings, Inc. Prior to joining Apollo, Mr. Martinez was a member of the Mergers and Acquisitions department of Goldman, Sachs & Co. with responsibilities in merger structure negotiation and financing. Before that he worked at Bain & Company Tokyo advising U.S. corporations on corporate strategies in Japan. Mr. Martinez received an MBA from the Harvard Business School and a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively. Mr. Martinez has over 16 years of experience analyzing and investing in public and private companies and has significant experience in serving on boards of directors. Mr. Martinez participated in the diligence of the Apollo Holders’ investment in the Company and provides our Board with insight into strategic and financial matters of interest to the Company’s management and shareholders. In light of our ownership structure and Mr. Martinez’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Martinez to serve as a director of the Company.
Karl Peterson, age 44, became a director of the Company in July 2008. Mr. Peterson is a senior partner of TPG where he leads the firm’s European business. He rejoined TPG in 2004 after serving as President and Chief Executive Officer of Hotwire, Inc. Mr. Peterson led Hotwire, Inc. from inception through its sale to IAC/ InterActiveCorp. in 2003. Before his work at Hotwire, Inc., Mr. Peterson joined TPG in San Francisco in 1995 as a principal. He holds a bachelor’s degree from the University of Notre Dame and has previously served on the board of directors of Univision Communications, Inc. and Caesars Entertainment Corporation. Mr. Peterson currently serves on the boards of directors of Caesars Acquisition Company, Sabre Corporation, Saxo Bank and TES Global. Mr. Peterson brings to our Board extensive leadership experience, including his service on several boards of public companies, along with financial expertise. Mr. Peterson participated in the diligence of the TPG Viking Funds’ investment in the Company and provides our Board with insight into strategic and financial matters of interest to the Company’s management and shareholders. In light of our ownership structure and Mr. Peterson’s position with TPG and his business experience, we believe that it is appropriate for Mr. Peterson to serve as a director of the Company.
Robert Seminara, age 43, became a director of the Company in January 2014. He joined Apollo in 2003. Mr. Seminara currently serves on the board of directors of Berry Plastics Group. Mr. Seminara was a member of the Private Equity Group at Evercore Partners from 1996 to 2003. Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Frères & Co. in the firm’s Media & Communications Group. He has previously served on the board of directors of SkyLink Aviation, Hexion Inc. (formerly Momentive Specialty Chemicals Inc.) and as a member of the Board of Managers of Hexion Holdings LLC (formerly Momentive Performance Materials Holdings LLC). Mr. Seminara graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS in Economics. In light of our ownership structure and Mr. Seminara’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Seminara to serve as a director of the Company.
Blondel So King Tak, age 54, became a director of the Company in March 2015. Mr. So joined Genting HK in July 2007 and served as Chief Financial Officer until September 2009. He was appointed as Chief Operating Officer of Genting HK in October 2009. In August 2014, Mr. So was appointed Executive Vice President (Corporate Services) and Country Head of Hong Kong & Macau for Genting HK. Mr. So also acts as a director of various subsidiaries of Genting HK. He has over 23 years of experience in the financial sector with the first 15 years working in the banking industry. Prior to joining Genting HK, he held a number of senior positions in multinational corporations and listed companies. He holds a Bachelor degree in Mathematics from Simon Fraser University, Canada and a Master degree in Corporate Finance from Hong Kong Polytechnic University. In light of our ownership structure, Mr. So’s position with Genting HK and his experience in the leisure, entertainment and hospitality business, we believe that it is appropriate for Mr. So to serve as a director of the Company.

DIRECTOR COMPENSATION
2014 Compensation Arrangements
For services in the year 2014, each Board director was entitled to receive an annual cash retainer of $50,000 for a full year of service. The chairman of the Audit Committee was entitled to receive an annual retainer fee of  $10,000.
In addition to the annual retainers, we paid Board committee members $1,200 for each committee meeting attended. Directors are entitled to reimbursement for their out-of-pocket expenses.
Under our long-term incentive plan, each independent director received a one-time grant of  $200,000 of restricted ordinary shares upon their appointment to the Board.
Messrs. Rowan, Abrams, Aron, Crowe, Martinez, Seminara and Peterson elected not to receive compensation for their services on the Board in 2014.
The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2014.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter L. Revell	80,400	—	—	—	—	—	80,400
John W. Chidsey	70,400	—	—	—	—	—	70,400
Tan Sri Lim Kok Thay(3)	25,000	—	—	—	—	—	25,000
David Chua Ming Huat(4)	25,000	—	—	—	—	—	25,000
Marc J. Rowan(5)	—	—	—	—	—	—	—
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	—	—	—	—	—	—	—
Karl Peterson	—	—	—	—	—	—	—
Kevin Crowe	—	—	—	—	—	—	—
F. Robert Salerno	70,400	200,000	—	—	—	—	270,400
Robert Seminara	—	—	—	—	—	—	—
David M. Abrams	—	—	—	—	—	—	—

(1)
Mr. Walter Revell’s compensation relates to his role as director, as well as Chairman of the Audit Committee. Mr. John Chidsey’s and Mr. F. Robert Salerno’s compensation relates to their role as directors, as well as their participation in the Audit Committee. Mr. Tan Sri Lim Kok Thay and Mr. David Chua Ming Huat’s compensation relates to their role as directors and reflects a lower retainer than for the directors listed above. No other directors received any form of compensation for their services in the capacity as a director during the 2014 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under FASB ASC Topic 718 of the restricted share awards granted to our independent directors in 2014. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted share awards contained in “Note 10, Employee Benefits and Share Option Plans,” to our consolidated financial statements for the year ended December 31, 2014 included in our Form 10-K filed on February 27, 2015. As of December 31, 2014, Mr. Revell held 1,316 unvested restricted shares, Mr. Chidsey held 835 unvested restricted shares and Mr. Salerno held 3,421 unvested restricted shares. None of our directors held any outstanding options at December 31, 2014.

(3)
Mr. Tan Sri Lim Kok Thay’s Board service ended on March 3, 2015.

(4)
Mr. David Chua Ming Huat’s Board service ended on March 3, 2015.

(5)
Mr. Marc J. Rowan’s Board service ended on April 24, 2014.

New Directors’ Compensation Policy
We adopted a new Directors’ Compensation Policy effective January 1, 2015. Under the new policy, each member of the Board who is not employed by us or affiliated with the Sponsors (a “Non-Affiliated Director”) is entitled to receive the following as cash compensation: (1) an annual retainer of  $100,000, payable in four equal quarterly installments, and (2) $10,000 for each Board or committee meeting located in the United Kingdom attended in-person, provided that only one meeting fee is payable for multiple Board or committee meetings held on the same day or over consecutive days. Any Non-Affiliated Director serving as Chairman of the Audit Committee is entitled to receive an additional annual retainer, payable in four equal quarterly installments, of  $10,000, and each Non-Affiliated Director serving as a member of the Audit Committee is entitled to a fee of  $1,200 for each Audit Committee meeting attended in-person or telephonically. The annual retainer and any additional retainers are each pro-rated for partial years of service.
The Non-Affiliated Directors have the right to elect to receive their annual retainers in the form of a restricted share award in lieu of cash. Any such restricted share award will automatically be granted on the first business day of each calendar year, and will vest in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year (which vesting schedule corresponds to the payment schedule for the annual retainers).
In addition, each of the Non-Affiliated Directors is entitled to receive (a) an initial restricted share award in connection with the Non-Affiliated Director’s appointment to the Board valued at $100,000 on the date of the award and (b) an annual restricted share award on the first business day of each calendar year valued at $50,000 on the date of the award. Each Non-Affiliated Director’s initial award vests in four substantially equal annual installments on each of the first four anniversaries of the grant date. Each Non-Affiliated Director’s annual restricted share award vests in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year. Each Non-Affiliated Director’s annual restricted share award is pro-rated for partial years of service.
Each of our Non-Affiliated Directors is reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
The Audit Committee of our Board is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, the Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters the Audit Committee deems appropriate.

The Company believes that each of the following transactions was on terms at least as favorable to it as could have been obtained from an unaffiliated third party.
Agreements among Apollo, Prestige and the Company
Certain of the Apollo Holders, affiliates or partners of which employ each of Messrs. Aron, Martinez, Crowe and Seminara, each of whom serves on the Board, owned approximately 20.0% of the issued and outstanding ordinary shares of NCLH and controlled the Board prior to the Acquisition, and other funds affiliated with Apollo also controlled Prestige prior to the Acquisition, owning approximately 80% of Prestige’s economics. Accordingly, in connection with the Acquisition, funds affiliated with Apollo received approximately 80% of the consideration paid in the Acquisition equaling, approximately $869.2 million in cash and 16,035,310 in NCLH’s ordinary shares. A portion of such consideration is being held in escrow to secure the indemnification obligations of Prestige’s securityholders under the Merger Agreement. The Merger Agreement and the transactions contemplated thereby were approved by a special transaction committee of the Board composed entirely of disinterested directors. In connection with the Acquisition, certain investment funds affiliated with Apollo and certain members of our management team, including our President and Chief Executive Officer, Frank J. Del Rio, and the President and Chief Operating Officer of the Regent Seven Seas Cruises and Oceania Cruises brands, Jason Montague, have agreed to lock-up restrictions through January 1, 2016, with respect to the ordinary shares of NCLH that they received in connection with the Acquisition.
Other Relationships and Transactions
Frank A. Del Rio, who is the son of our President and Chief Executive Officer, Frank J. Del Rio, is the Senior Vice President of Port, Destinations and Onboard Revenue. Frank A. Del Rio’s expected annual base compensation, effective as of April 2015, is $325,000, plus an annual car allowance of  $14,400. He is eligible to participate in the Company’s general employee benefit plans. His target bonus is 60% of his base salary.
Rogelio (Roger) Del Rio, who is the brother of our President and Chief Executive Officer, Frank J. Del Rio, is the Director of Fleet Hotel Purchasing. Roger Del Rio’s expected annual base compensation is $107,620. He is eligible to participate in the Company’s general employee benefit plans. His target bonus is 15% of his base salary.
On March 30, 2015, the Company entered into an agreement with SWB Yankees, LLC related to sponsorship of and advertising with the Scranton/Wilkes-Barre RailRiders, a Minor League Baseball team. Pursuant to the agreement, the Company will pay an annual fee to SWB Yankees, LLC of  $200,000. Mr. David M. Abrams, one of our directors, is the co-managing partner of the Scranton/Wilkes-Barre RailRiders.

Transactions with Genting HK, Apollo and TPG
In May 2011, we entered into an agreement with Star Cruise Management Limited, a wholly owned subsidiary of Genting HK, whereby Star Cruise Management Limited will provide sales, marketing and promotional services in the Asia Pacific region. We pay a monthly commission fee based on net cruise revenue generated under the agreement and have paid $2.4 million under the contract through March 20, 2015.
In January 2011, we entered into an agreement with Crystal Aim Limited, a wholly owned subsidiary of Genting HK, for the operation of a call center. Compensation under the agreement is based on an hourly rate for the services provided. We have paid approximately $1.1 million under the contract through March 20, 2015.
In June 2012, we exercised our option with Genting HK to purchase Norwegian Sky. The purchase price was $259.3 million, which consisted of a $50.0 million cash payment and a $209.3 million payable to Genting HK, $79.7 million of such amount was paid to Genting HK within fourteen days of the consummation of the initial public offering of NCLH (the “IPO”), together with accrued interest thereon, and the remaining balance is to be repaid over seven equal semi-annual payments, the first of which was due and paid in June 2013 and has a weighted-average interest rate of 1.52% through maturity. The fair value of the payable was $205.5 million based on discounting the future payments at an imputed interest rate of 2.26% per annum, which was commensurate with the Company’s borrowing rate for similar assets. We have paid $203.7 million to Genting HK in connection with the Norwegian Sky purchase agreement through March 20, 2015 and there is $55.6 million outstanding under the Norwegian Sky purchase agreement. The payable is collateralized by a mortgage and an interest in all earnings, proceeds of insurance and certain other interests related to the ship.
In July 2009, we entered into an agreement with Caesars Entertainment Corporation establishing a marketing alliance which incorporates cross company marketing, purchasing and loyalty programs. Caesars Entertainment Corporation is owned by affiliates of both Apollo and TPG.
In November 2006, we entered into an agreement with Sabre Inc., an affiliate of TPG, for the use of reservation software. We pay a commission fee based on the number of annual bookings made through the system. We have paid approximately $9.5 million under the contract through March 20, 2015.
The Shareholders’ Agreement
In connection with the consummation of the IPO, NCLH, the Apollo Holders, the TPG Viking Funds and Genting HK entered into the Shareholders’ Agreement on terms substantially similar to an existing shareholders’ agreement. The following description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement.
Subject to the terms and conditions described therein, including with regard to the nomination of independent directors, the Apollo Holders maintaining the Apollo Minimum Ratio (as defined below), and Genting HK maintaining the GHK Minimum Ratio (as defined below), the Shareholders’ Agreement entitles the Apollo Holders to nominate for election a majority of the directors on our Board and Genting HK to nominate for election the remainder of our non-independent directors to our Board.
For so long as the Apollo Minimum Ratio is maintained, the number of independent directors shall be maintained at an odd number and the majority of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by the Apollo Holders, and the remainder of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by Genting HK.
Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take all actions as may be required to ensure that the number of directors will consist of at least seven and no more than eleven members.

Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take such actions as may be required to ensure that the directors of NCLH are classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with each director being elected to a three-year term and that such nominees to our Board are classified as follows:
Class I directors:	Kevin C. Jones, David M. Abrams and John Chidsey, whose current terms expire at the 2017 annual general meeting of shareholders;
Class II directors:	Walter L. Revell, Adam M. Aron, Kevin Crowe and F. Robert Salerno, whose current terms expire at the 2015 annual general meeting of shareholders; and
Class III directors:	Steve Martinez, Karl Peterson, Blondel So King Tak and Robert Seminara, whose current terms expire at the 2016 annual general meeting of shareholders.
The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual general meeting of shareholders of NCLH, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election.
Additionally, pursuant to the Shareholders’ Agreement, the Chief Executive Officer of NCLH is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof (other than the Audit Committee and executive sessions of our Board and all committees thereof) and one individual designated by the TPG Viking Funds is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof  (other than the Audit Committee) and receive the same notice and information at substantially the same time as nominees of the Apollo Holders.
Pursuant to the Shareholders’ Agreement, the Audit Committee is composed of three members, all of whom are independent directors. The current members of the Audit Committee are Walter L. Revell, John Chidsey and F. Robert Salerno.
Pursuant to the Shareholders’ Agreement, the Compensation Committee is composed of three members, who are John Chidsey, Steve Martinez and F. Robert Salerno.
Pursuant to the Shareholders’ Agreement, the Nominating and Governance Committee is composed of three members, who are John Chidsey, F. Robert Salerno and Adam M. Aron.
Pursuant to the Shareholders’ Agreement, Genting HK, the Apollo Holders and the TPG Viking Funds agree not to acquire any publicly traded equity securities of NCLH without the prior written consent of  (a) the Apollo Holders, with respect to any proposed acquisitions by Genting HK, (b) Genting HK, with respect to any proposed acquisitions by the Apollo Holders, (c) Genting HK and the Apollo Holders, with respect to any proposed acquisitions by the TPG Viking Funds; provided, however, that no consent shall be required with respect to the acquisition of any publicly traded equity securities of NCLH by Genting HK, the Apollo Holders or the TPG Viking Funds if, at least ten business days prior to the proposed acquisition, such shareholder provides NCLH (and the Board in the case of clauses (i) and (ii)) with (i) written notice of the maximum number of shares it proposes to acquire, (ii) a written certification stating that the consummation of such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) any additional forms or certificates reasonably requested by NCLH, and the Audit Committee reasonably determines, taking into account the information provided by such shareholder and such additional information as the Audit Committee deems relevant, that such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. No shareholder party to the Shareholders’ Agreement other than Genting HK, the Apollo Holders and the TPG Viking Funds will be permitted to acquire any publicly traded equity securities of NCLH without the prior written consent of NCLH.
Pursuant to the Shareholders’ Agreement, the shareholders party thereto provide information or certifications as are reasonably requested by NCLH or as are required under the terms of the Shareholders’

Agreement in order for NCLH to comply with any regulatory filing or withholding requirements, including forms required by Section 883 of the Code; provided, however, except to the extent reasonably requested by NCLH, a shareholder owning less than 5% of the vote and value of NCLH, including for avoidance of doubt, shares held by attribution, shall not be required to provide such forms or to provide the identity of its direct or indirect owners.
Subject to Genting HK’s consent rights as described below, the Apollo Holders have the right to vote the shares of NCLH held by Genting HK. In the event that the ratio of the aggregate number of equity securities of NCLH held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to the aggregate number of equity securities of NCLH held by Genting HK (and certain of their permitted transferees) falls below 0.6 (the “Apollo Minimum Ratio”), these voting rights of the Apollo Holders will cease. Additionally, if the Apollo Minimum Ratio is no longer maintained, the Apollo Holders’ right to appoint a majority of the members of our Board will immediately terminate and from that time until the time, if any, that the NASDAQ listing rules require that a majority of the members of our Board be independent, Genting HK shall have the right to nominate for election a majority of the directors on our Board and the Apollo Holders shall have the right to nominate for election one or two directors based on the combined ownership percentage of the Apollo Holders and the TPG Viking Funds. The Apollo Holders also have the right to vote the TPG Viking Funds’ shares of the Company; such voting rights will terminate when the combined ownership of NCLH shares by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, with respect to the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of NCLH.
For as long as the ratio of the aggregate number of equity securities held by Genting HK (and certain of their permitted transferees) to the aggregate number of equity securities held by the Apollo Holders (and certain of their permitted transferees, including the TPG Viking Funds) is at least 0.6 (the “GHK Minimum Ratio”) and there has not been a change of control of Genting HK, certain matters may not be carried out by the Company without the prior written consent of Genting HK, which include, among others, the following:
•
sale of NCLH (except any sale effected through the right of first offer, drag along and tag along transactions pursuant to the Shareholders’ Agreement);

•
any acquisitions or divestitures with the aggregate consideration paid or received, together with the consideration paid or received in respect of all other acquisitions and divestitures after January 24, 2013, exceeding $200.0 million;

•
subject to limited exceptions, the primary issuance by NCLH of equity securities in a public offering;

•
subject to limited exceptions, the issuance by NCLH of equity securities in a private offering to third parties;

•
capital expenditures if the aggregate amount of such capital expenditures (or a series of separate but related capital expenditures), together with all other capital expenditures made after January 24, 2013, is in excess of  $20.0 million;

•
the declaration or payment of any non-pro rata dividends or distributions;

•
change of the independent accountants of NCLH and its subsidiaries;

•
the issuance or authorization of new equity compensation plans or amendment of existing equity compensation plans;

•
subject to limited exceptions, the entrance into any contract or agreement with any officer, director, shareholder or affiliate or employee of Apollo;

•
any changes to NCLH’s memorandum of association or bye-laws; and

•
the hiring of a new chief executive officer of NCLH or any of its subsidiaries (provided that in this case only Genting HK’s consent shall not be unreasonably withheld).

Provided the GHK Minimum Ratio is maintained and there has not been a change of control of Genting HK, our Board must also provide reasonable advance written notice to Genting HK of and consult with (but is not required to obtain the consent of) Genting HK regarding certain actions including, but not limited to, (i) the approval of NCLH’s or any of its subsidiaries’ consolidated annual budget and any material action taken which deviates from such budget, (ii) the incurrence of any debt of NCLH and its subsidiaries outside that of which is allocated in the annual budget that, together with all other incurrence of debt outside that of which is allocated in the annual budget, in excess of  $100.0 million, (iii) the issuance of any equity securities of NCLH or any of its subsidiaries, including the identity of participants and the allocation of such securities, (iv) the declaration of any dividends or distributions on any equity securities and (v) the commencement or termination of employment of any executive or key employee of NCLH or any of its subsidiaries.
Genting HK’s consent and consultation rights described above would also terminate when the combined ownership of the ordinary shares of NCLH held by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, in the case of the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of the Company.
Additionally, for so long as the TPG Viking Funds and their permitted transferees continue to hold 15% or more of the amount of ordinary shares of NCLH that are collectively held by the TPG Viking Funds and their affiliates on the date of the consummation of the IPO, neither NCLH nor any of its subsidiaries shall be permitted to engage in any material transaction involving any affiliate of the Apollo Holders (other than NCLH and its subsidiaries) without the prior written consent of the TPG Viking Funds, such consent not to be unreasonably withheld.
Each shareholder of NCLH that is a party to the Shareholders’ Agreement has the right to participate on a pro rata basis in any issuance of new shares of NCLH, subject to limited exceptions, including, but not limited to equity securities issued by NCLH in an underwritten public offering. In addition, each of the Apollo Holders and Genting HK has the right to make written requests in unlimited numbers to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through share offerings, provided each written request will specify an aggregate offering price of at least $20.0 million for the ordinary shares being registered and will specify the intended method of disposition. Genting HK and the TPG Viking Funds exercised these rights once in 2015, resulting in a secondary sale of 12,500,000 of NCLH’s ordinary shares in a public offering in March 2015 and the Apollo Holders and Genting HK exercised these rights once in 2014, resulting in a secondary sale of 15,000,000 of NCLH’s ordinary shares in a public offering in March 2014. Pursuant to the Shareholders’ Agreement, NCLH paid the registration expenses of certain shareholders in the offering. At any time following the date that is eighteen months from the consummation of the IPO, the TPG Viking Funds also have the right to make one written request to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through a share offering. Additionally, if NCLH at any time proposes for any reason to register ordinary shares, each of the Apollo Holders, Genting HK and the TPG Viking Funds shall have the right to cause NCLH to include in such registration all or a portion of its ordinary shares of NCLH.
Subject to the Apollo Holders’ right to sell as described below, each of the Apollo Holders, the TPG Viking Funds and Genting HK (and certain of their respective permitted transferees) is prohibited from transferring their equity securities of NCLH without the written mutual consent of the Apollo Holders and Genting HK, other than transfers to certain permitted transferees or transfers in certain registered offerings. These transfer restrictions will immediately terminate in the event that either the Apollo Minimum Ratio or the GHK Minimum Ratio are not maintained.
Unless the Apollo Holders (or certain of its permitted transferees, which includes the TPG Viking Funds) have previously sold any of their ordinary shares of NCLH in a registered public offering effected pursuant to the terms of the registration rights provisions of the Shareholders’ Agreement, the Apollo Holders are entitled to sell all, but not less than all, of the ordinary shares of NCLH held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to a third party in cash at any time, provided that the Apollo Holders first offer Genting HK the right to acquire such ordinary shares of NCLH on terms and conditions as may be specified by the Apollo Holders, and subject to any lock-up agreements entered into in connection with any offerings. In the event that Genting HK declines such offer to purchase the Apollo Holders’ shares of NCLH and the Apollo Holders receive a bona fide offer from a third party to purchase its shares of NCLH, (i) Genting HK shall have the right to sell to such third party its pro rata portion of the shares of NCLH to be sold in such transaction and (ii) the Apollo Holders shall have the right to cause Genting HK and the other shareholders of NCLH party to the Shareholders’ Agreement to consent to such transaction, and to sell all of their ordinary shares of NCLH in such transaction on the same terms and conditions on which the Apollo Holders are selling their ordinary shares of NCLH.
In connection with the Acquisition, NCLH, the Apollo Holders, the TPG Viking Funds, Genting HK and Star NCLC amended the Shareholders’ Agreement. The amendment provides for a lock-up of the ordinary shares of NCLH received by the Apollo Holders in the Acquisition until January 1, 2016, other than transfers to permitted transferees or with the written consent of Genting HK and Star NCLC. In addition, the amendment provides that board and other committee designation rights held by the Apollo Holders will not apply to Prestige, although they will continue to apply to other subsidiaries of NCLH. The amendment further provides that the Apollo Holders that acquired NCLH’s ordinary shares pursuant to the Acquisition join the Shareholders’ Agreement.
Tax Agreement and Exchange Agreement
In February 2011, NCLH was formed with the issuance to the Sponsors of, in aggregate, 10,000 ordinary shares, with a par value of  $.001 per share. In connection with the consummation of the IPO the Sponsors’ ordinary shares in NCLC were exchanged for the ordinary shares of NCLH, and NCLH became the owner of 100% of the ordinary shares and parent company of NCLC (the “Corporate Reorganization”). Prior to the Corporate Reorganization, which was effected solely for the purpose of reorganizing our corporate structure, NCLH had not conducted any activities other than those incidental to formation and to prepare for the Corporate Reorganization and IPO.
NCLC was treated as a partnership for U.S. federal income tax purposes, and the terms of the partnership (including the economic rights with respect thereto) were set forth in an amended and restated tax agreement for NCLC. Economic interests in NCLC were represented by the partnership interests established under the tax agreement, which we refer to as “NCL Corporation Units.”
In connection with the Corporate Reorganization, NCLC’s outstanding profits interests granted under the profits sharing agreement to management (or former management) of NCLC (described under the heading “Compensation Discussion and Analysis”) were exchanged for an economically equivalent number of NCL Corporation Units. We refer to the NCL Corporation Units exchanged for profits interests granted under the profits sharing agreement as “Management NCL Corporation Units.” The Management NCL Corporation Units received upon the exchange of outstanding profits interests were subject to the same time-based vesting requirements and performance-based vesting requirements applicable to the profits interests for which they were exchanged. The Management NCL Corporation Units issued in exchange for the profits interests represented a 2.8% economic interest in NCLC as of the consummation of the IPO.
As part of the tax agreement, NCLH entered into an exchange agreement with NCLC. Under the exchange agreement, subject to certain procedures and restrictions (including the vesting schedules applicable to the Management NCL Corporation Units and any applicable legal and contractual restrictions), each holder of Management NCL Corporation Units had the right to cause NCLC and NCLH to exchange the holder’s Management NCL Corporation Units for ordinary shares of NCLH at an exchange rate equal to one ordinary share for every Management NCL Corporation Unit (or, at NCLC’s election, a cash payment equal to the value of the exchanged Management NCL Corporation Units), subject to customary adjustments to the exchange rate for stock splits, subdivisions, combinations and similar extraordinary events. As a holder of Management NCL Corporation Units exchanged his or her Management NCL Corporation Units, NCLH’s economic interest in NCLC correspondingly increased. Any non-pro rata tax distributions made to a Management NCL Corporation Unit holder would have reduced the amount of NCLH’s ordinary shares (or cash) that the holder would have otherwise received upon exchange. On August 19, 2013, NCLH filed a registration statement with the SEC to register on a continuous basis the issuance of the ordinary shares received by the holders of Management NCL Corporation Units who elected to exchange.

In the fourth quarter of 2014, all Management NCL Corporation Units were exchanged for NCLH ordinary shares. NCLH became the sole member and 100% owner of the economic interests in NCLC and the non-controlling interest no longer exists. Accordingly, NCLC is now treated as a disregarded entity for tax purposes. No new NCLC profits interests or Management NCL Corporation Units will be issued.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “2014 Summary Compensation” table, which we refer to in this section as our “Named Executive Officers” or “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee to compensate our Named Executive Officers with specific types and amounts of compensation.
Significant Corporate Transactions That Impacted Compensation During 2014
Acquisition of Prestige. In November 2014, we completed the Acquisition of Prestige. In connection with the Acquisition of Prestige, Frank J. Del Rio, the founder and Chief Executive Officer and Chairman of the Board of Directors of Prestige, joined us and became our President and Chief Executive Officer upon Kevin M. Sheehan’s resignation in January 2015. Mr. Del Rio is one of our NEOs for 2014 and this section describes the compensation that we either paid or awarded him after the Acquisition.
NCLC Conversion. As described in more detail below, prior to our IPO, members of our management and former management were granted profits interests in NCLC, which were converted into units in NCLC in connection with the IPO (we refer to these units as “Management NCL Corporation Units”). The Management NCL Corporation Units issued in exchange for the profits interests represented a 2.8% non-controlling economic interest in NCLC as of the consummation of the IPO. As described in more detail below, each vested Management NCL Corporation Unit was generally exchangeable for one ordinary share of the Company.
In October 2014, our Compensation Committee approved a series of actions intended to result in the employees holding Management NCL Corporation Units (including certain of the NEOs) exchanging their Management NCL Corporation Units for ordinary shares of the Company so that the Company could become the sole member and 100% owner of the economic interests in NCLC (the “NCLC Conversion”). In the fourth quarter of 2014, we successfully completed the NCLC Conversion and the Company became the sole member and 100% owner of the economic interests in NCLC. The non-controlling interest in NCLC no longer exists, and NCLC is now treated as a disregarded entity for U.S. federal income tax purposes.
We determined to pursue the NCLC Conversion because we believed it would reduce the administrative costs associated with our prior operating structure. The NCLC Conversion resulted in related compensatory amounts that were paid or deemed paid to certain of our NEOs, and these amounts are explained in more detail below.
2014 Named Executive Officers
The Named Executive Officers for 2014 were:
Frank J. Del Rio	President and Chief Executive Officer
Kevin M. Sheehan	Former President and Chief Executive Officer
Wendy A. Beck	Executive Vice President and Chief Financial Officer
Andrew Madsen	Former President of the Norwegian brand and Chief Operating Officer
Andrew Stuart	President of the Norwegian brand and Chief Operating Officer
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting the Named Executive Officers. None of the Named Executive Officers are members of our Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although in 2014, our Compensation Committee did consider the recommendations of Mr. Sheehan in setting compensation levels for our executive officers other than himself.

Executive Compensation Program Objectives and Philosophy
The Company’s executive compensation arrangements are guided by the following principles and business objectives:
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We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term shareholder value.

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We believe that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executives with those of our shareholders, with the ultimate objective of improving long-term shareholder value.

The Company’s executive compensation program is designed according to these principles and is intended to achieve two principal objectives: (1) effectively attract and retain executives with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (2) encourage executives to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking executive compensation to Company performance, increases in long-term shareholder value and individual performance.
The Company’s current compensation program has three key elements, which are designed to be consistent with the Company’s compensation philosophy and business objectives: (1) base salary; (2) annual incentive cash bonuses; and (3) long-term equity awards that are subject to time-based vesting requirements. The Company also provides nonqualified deferred compensation plan benefits, 401(k) retirement benefits, perquisites and severance benefits to the executive officers, including the Named Executive Officers.
In structuring executive compensation arrangements, our Compensation Committee considers how each component meets these objectives. Base salaries, severance, retirement and nonqualified deferred compensation benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide our executives with compensation levels that reward their continued service and are competitive. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as benefits provided upon termination of employment and certain nonqualified deferred compensation are paid out on a longer term basis. We believe that this mix of short and long-term elements allows us to achieve our goals of attracting and retaining top executives.
Annual incentive bonuses and long-term equity incentives are the elements of our executive compensation program that are designed to reward performance and thus the creation of shareholder value. Annual incentive bonuses are primarily intended to motivate the Named Executive Officers to achieve the Company’s annual financial objectives, although we also believe they help us attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with shareholders’ long-term interests, although we also believe that they play a role in helping us to attract and retain top executives.
Our Compensation Committee believes that performance-based compensation such as annual incentive bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a significant portion of each of our Named Executive Officers’ compensation opportunity. In determining the appropriate mix for each of our Named Executive Officers, our Compensation Committee considers and assesses, among other factors, each Named Executive Officer’s responsibilities, background and experience, and value to the Company, as well as each officer’s expected level of contribution toward achieving the Company’s long-term objectives.

Compensation Consultants; Review of Relevant Compensation Data
Consistent with past practice, in 2014 neither our Compensation Committee nor management retained a compensation consultant to review or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers, or our directors. If and when we decide to retain a compensation consultant to assist us with our executive compensation programs in the future, we will conduct an independence assessment of any such compensation consultant (including an assessment of any conflicts of interest) as and to the extent required under applicable SEC and NASDAQ rules.
Our Compensation Committee believes that, in order to effectively attract and retain high level executive talent, each element of the compensation program should establish compensation levels that take into account current market practices. Our Compensation Committee does not “benchmark” executive compensation at any particular level in comparison with other companies. Rather, our Compensation Committee familiarizes itself with compensation trends and competitive conditions through the review of non-customized third-party market surveys and other publicly available data about relevant market compensation practices. In setting compensation levels for 2014, our Compensation Committee considered publicly available compensation data to determine the relative strengths and weaknesses of our compensation packages on an aggregate basis solely as a validation after determining the types and amount of compensation based on its own evaluation. In addition to a review of the general market compensation levels and practices, in setting compensation levels for 2014, our Compensation Committee also relied on its extensive experience managing private equity entities and considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance, budget considerations, and succession planning and retention strategies. In addition, for Mr. Del Rio, the Compensation Committee also considered the compensation that was paid to Mr. Del Rio by Prestige prior to the Acquisition.
The Role of Shareholder Say-on-Pay Votes
The Company annually offers shareholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual meeting in April 2014, approximately 83.1 percent of votes cast were in favor of our executive compensation program for 2013. The Compensation Committee believes these results demonstrate that shareholders support our executive compensation program. When making future compensation decisions for Named Executive Officers, the Compensation Committee will continue to consider the opinions that shareholders express through say-on-pay votes.
Executive Compensation Program Elements
Base Salaries
Each Named Executive Officer is or was party to an employment agreement providing for a fixed base salary, subject to either annual review by our Compensation Committee or an automatic annual increase. The initial base salary level for each Named Executive Officer was negotiated in connection with the executive joining the Company or upon a change of their responsibilities. Except for any increases required by the terms of a Named Executive Officer’s employment agreement, decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee. In reviewing base salary levels for our Named Executive Officers, our Compensation Committee considers and assesses, among other factors, each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, and value to our Company. In addition, as noted above, base salary levels are generally intended to be consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies.
Mr. Del Rio was paid an annual base salary of  $1,750,000 by Prestige prior to the Acquisition, and this annual base salary level was continued by us for the remainder of 2014. Pursuant to the terms of Mr. Del Rio’s current employment agreement, his base salary is automatically increased by 5.0% each calendar year beginning with 2015. Pursuant to the terms of Mr. Sheehan’s employment agreement that was in effect prior to his resignation, his base salary was increased by an automatic 5.0% from the 2013 level effective April 1, 2014. Pursuant to the terms of Mr. Madsen’s employment agreement he entered into when he joined the Company in October 2014, he was paid an annual base salary of  $750,000 prior to his resignation.
For Ms. Beck and Mr. Stuart, after reviewing their base salaries in light of the current economic environment and considering the Company’s financial position, our Compensation Committee determined to increase each of their base salaries by 3.0% from their 2013 levels effective April 1, 2014.
Annual Performance Incentives
In General. Each of our Named Executive Officers is or was eligible for an annual performance incentive cash bonus opportunity pursuant to the terms of his or her employment agreement. The employment agreements for each of the Named Executive Officers provide or provided that for each fiscal year of the Company, the executive is eligible to earn an incentive bonus determined by our Compensation Committee in its discretion based on the attainment of performance objectives established for the fiscal year by our Compensation Committee. The annual performance incentive is used to ensure that a portion of our Named Executive Officers’ compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on our Compensation Committee’ evaluation of our and the individual’s performance.
In general, each year our Compensation Committee establishes the potential value of the executives’ incentive bonus opportunity, as well as the performance targets required to achieve these opportunities, which may include one or any combination of the following: (1) net income, operating income or EBITDA; (2) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (3) revenue or net sales; (4) budget and expense management; or (5) customer or product measures. In determining the extent to which the performance measures are met for a given period, our Compensation Committee exercises its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring events.
Each year, our Compensation Committee also generally establishes non-financial performance measures for our Chief Executive Officer, and our Chief Executive Officer establishes the non-financial performance measures for each of the other executive officers, including the Named Executive Officers. These measures are used by our Compensation Committee to evaluate performance beyond purely financial measures, and include one or any combination of the following: (1) exceptional performance of each individual’s area of responsibility; (2) leadership; (3) creativity and innovation; (4) collaboration; (5) development and implementation of growth initiatives; (6) guest experience and loyalty; (7) employee engagement; and (8) other activities that are critical to driving long-term value for shareholders.
Our Compensation Committee generally sets the value of the annual performance incentive opportunity as a percentage of the executive’s base salary. However, the actual amount that becomes payable to an executive is determined by our Compensation Committee, in its sole discretion, based on the level of achievement of the Company performance goal and our Compensation Committee’ assessment of the executive’s individual performance. After the end of the year, our Compensation Committee reviews the Company’s actual performance against the performance goal established at the beginning of the year. Our Compensation Committee also makes an assessment of performance against the non-financial goals set at the outset of the year as well as each Named Executive Officer’s performance in relation to any extraordinary events or transactions.
2014 Annual Bonus for Mr. Del Rio. Because the Acquisition of Prestige occurred in the latter half of November and so close to year end, Mr. Del Rio and the other participating bonus eligible Prestige employees were awarded an annual bonus equal to 110% of their target annual bonus originally established by Prestige before the Acquisition. This payment level was determined based on performance by Prestige prior to the Acquisition. Mr. Del Rio’s bonus was paid by us in February of 2015.
2014 Bonus for Mr. Madsen. Because Mr. Madsen was hired in October 2014, he was not eligible to receive an annual incentive bonus for 2014.

2014 Annual Bonus for Other NEOs. For 2014, our Compensation Committee established the applicable performance objectives under the 2014 management incentive plan for all NEOs except Mr. Del Rio and Mr. Madsen. The 2014 performance objectives were based upon the achievement of certain performance goals of the Company and the individual.
For 2014, our Compensation Committee established a Company performance target based on Earnings per Share (“EPS”), as defined below for purposes of the management incentive plan, with the amount of each Named Executive Officer’s annual performance opportunity to be determined based on the Company’s actual EPS for the year as compared with the target EPS established by our Compensation Committee. For purposes of our management incentive plan, we define EPS as the final Earnings per Share reported for 2014 for all issued and outstanding shares of NCLH. In setting the target EPS for 2014, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year over year basis. Our Compensation Committee reserved the right to adjust the goals to take into account changes in deployment of the fleet, major unforeseen and uncontrollable events and other non-recurring and extraordinary costs and revenue experienced by the Company during the year, and may make appropriate adjustments for certain non-recurring items consistent with this authority. If the actual EPS for 2014 was less than 95% of the target EPS, no bonuses would be paid. If the actual EPS for 2014 was at least 105% of the target EPS, each Named Executive Officer would be eligible to receive up to their maximum bonus opportunity. Our Compensation Committee believes that EPS is a useful measure as it is a key factor in driving shareholder value.
The following chart sets forth the EPS levels at which various levels of incentive payout would become available to our Named Executive Officers for 2014, with the bonus percentage amounts expressed as a percentage of the Named Executive Officer’s base salary for 2014. Between these points the payout is calculated on a sliding straight line basis. The bonus opportunity set forth in the following chart for each of the Named Executive Officers was determined by our Compensation Committee, in its judgment, to be appropriate based on the target bonus amount that was negotiated by each executive in their respective employment agreement, each executive’s experience and position, and general competitive practices.
	2014
Name	Percentage of EPS Goal Achieved	Financial Performance Bonus	Non-Financial Performance Bonus	Total Maximum Bonus
Kevin M. Sheehan	95%	40%	10%	50%
	100%	80%	20%	100%
	102.5%	130%	20%	150%
	105%	180%	20%	200%
Wendy A. Beck	95%	20%	5%	25%
	100%	40%	10%	50%
	102.5%	65%	10%	75%
	105%	90%	10%	100%
Andrew Stuart	95%	20%	5%	25%
	100%	40%	10%	50%
	102.5%	65%	10%	75%
	105%	90%	10%	100%
For 2014, our Compensation Committee established an EPS goal of  $2.30. Based on the 2014 results, the Compensation Committee determined that the target EPS goal was not achieved and as a result no payouts would be made under the management incentive plan.
However, in light of the work required of our management team, including Messrs. Sheehan and Stuart and Ms. Beck, in order to successfully complete the Acquisition and the Compensation Committee’s favorable evaluation of their performance related to the Acquisition, the Compensation Committee determined to pay each of these NEOs a discretionary transaction bonus. These transaction-related bonuses were payable in two installments, with the first installment payable in November shortly after the completion of the Acquisition and the second installment payable in February 2015.
Long-Term Equity Incentive Compensation
Our policy has been that the long-term compensation of our executives, including our Named Executive Officers, should be directly linked to the value provided to shareholders. Accordingly, our long-term equity incentive program is intended to directly align a significant portion of the compensation of our Named Executive Officers with the interests of our shareholders by motivating and rewarding creation and preservation of long-term shareholder value with measurement to a multi-year performance period.
Pre-IPO Profits Interests Awards. Prior to our IPO, members of our management and former management were granted profits interests in NCLC pursuant to a Profits Sharing Agreement which authorized us to grant profits interests to certain key employees. Each award of profits interests represented a share in any future appreciation of NCLC after the date of grant, subject to vesting conditions and once certain shareholder returns have been achieved. The profits interests were generally subject to a combination of time-based vesting requirements and performance-based vesting requirements. In general, the performance-based profits interests were scheduled to vest, if at all, upon a “realization event” (which is generally defined to mean any receipt of cash dividends, distributions or sale proceeds with respect to our ordinary shares) for the Apollo Holders if specified levels of invested capital are returned to the Apollo Holders in connection with the realization event.
As part of the Corporate Reorganization in connection with the IPO, all outstanding profits interests were exchanged for an economically equivalent number of Management NCL Corporation Units and stock option awards. The Management NCL Corporation Units and stock option awards received upon the exchange of outstanding profits interests were subject to the same time-based vesting requirements and performance-based vesting requirements as the original profits interest awards. Subject to certain procedures and restrictions (including the vesting schedules applicable to the Management NCL Corporation Units and any applicable legal and contractual restrictions), each holder of Management NCL Corporation Units had the right to cause NCLC and the Company to exchange the holder’s Management NCL Corporation Units for the Company’s ordinary shares at an exchange rate equal to one ordinary share for every Management NCL Corporation Unit (or, at NCLC’s election, a cash payment equal to the value of the exchanged Management NCL Corporation Units).
Pursuant to the terms of the tax agreement for NCLC, holders of Management NCL Corporation Units who remained currently employed received non-pro-rata tax distributions from NCLC that were required to be settled through a reduction of the proceeds that would otherwise be received upon exchange of their Management NCL Corporation Units or through a reduction in any other distributions made by NCLC to its members.
In order to facilitate the NCLC Conversion, we entered into Management Exchange Agreements with Messrs. Sheehan and Stuart and Ms. Beck and the other holders of Management NCL Corporation Units who remained employed by us. The Management Exchange Agreements required the employees to exchange their vested and unvested Management NCL Corporation Units for the Company’s ordinary shares so that the Company could become the sole member and 100% owner of the economic interests in NCLC.
Pursuant to the Management Exchange Agreements, we provided Messrs. Sheehan and Stuart and Ms. Beck and the other holders of Management NCL Corporation Units who remained employed by us with the following benefits: (1) each employee was no longer required to settle any outstanding non-pro-rata tax distributions through a reduction of proceeds otherwise payable as described above, (2) we agreed to make a gross-up payment to each employee in an amount such that, after all taxes were imposed on the gross-up payment, each employee retained an amount equal to our estimate of the amount of taxes imposed on the non-pro-rata tax distribution settlement, and (3) we agreed to accelerate the vesting of 20% of the total number of unvested Management NCL Corporation Units held by each employee so that the shares received in exchange for these units could be sold to help cover the taxes triggered by the exchange of their units (which was a taxable event). Pursuant to the Management Exchange Agreement, Messrs. Sheehan and Stuart and Ms. Beck and the other holders of Management NCL Corporation Units agreed that any ordinary shares of the Company received in exchange for unvested Management NCL Corporation Units would be restricted shares subject to the same time-based vesting requirements and performance-based vesting requirements as the Management NCL Corporation Units for which they were exchanged.
In addition to the vesting provided for under the Management Exchange Agreements, a number of the Management NCL Corporation Units held by Messrs. Sheehan and Stuart and Ms. Beck became vested as a result of the Apollo Holders having received over 100% of their invested capital in the Company following the March 2014 sale by the Apollo Holders of 7,500,000 of the Company’s ordinary shares.
As of December 31, 2014, there were no longer any outstanding Management NCL Corporation Units and we will not grant any new Management NCL Corporation Units.
Stock Option Awards. In connection with the IPO, NCLH adopted a new omnibus equity incentive plan, the 2013 Performance Incentive Plan, that permits NCLH to award all types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards including cash awards (such as annual bonuses or other types of cash incentives described above). The plan effectively replaces the Profits Sharing Agreement and is our current vehicle for granting long-term equity incentive compensation to our executives and key employees, including the Named Executive Officers.
The Compensation Committee has currently determined to grant long-term equity incentive awards to the Named Executive Officers and other executives in the form of options. The Compensation Committee believes option awards with a multi-year vesting schedule create an incentive for the executives to create and preserve long-term shareholder value, as the options will only have value if our share price increases following the grant date.
In April 2014, Mr. Sheehan received options to purchase 500,000 ordinary shares pursuant to his amended and restated employment agreement. In October 2014, Mr. Madsen received options to purchase 150,000 ordinary shares pursuant to his employment agreement. Each of the other NEOs other than Mr. Del Rio also received an award of options to purchase ordinary shares during 2014. All of these option grants will have an ordinary term of 10 years and were scheduled to vest in four equal annual installments, subject to the executive’s continued employment through each vesting date, and accelerated vesting under certain circumstances.
Pursuant to the terms of his current employment agreement, Mr. Del Rio is entitled to receive an option award for a fixed number of shares in the 2015 calendar year.
In determining the level of awards granted to each NEO, the Compensation Committee took into account their responsibilities, background and experience as well as their expected level of contribution toward achieving the Company’s long-term objectives and the Compensation Committee’s expectations as to the long-term Company performance.
Severance Arrangements and Change in Control Benefits
Each of our Named Executive Officers is or was employed pursuant to an employment agreement providing for severance benefits upon an involuntary termination of the Named Executive Officer’s employment by us without cause or, for Mr. Del Rio and Mr. Sheehan, a termination by the executive as a result of a constructive termination. Except for Mr. Del Rio, the severance benefit in each employment agreement was originally negotiated in connection with the commencement of each executive’s employment with the Company, or upon a change of their responsibilities. In each case, our Compensation Committee determined that it was appropriate to provide the executive with severance benefits under the circumstances in light of each of their respective positions with the Company, general competitive practices and as part of each of their overall compensation package. In connection with the Acquisition, the Company agreed to assume Mr. Del Rio’s employment agreement that was originally entered into by Prestige. While the Company and Mr. Del Rio anticipate entering into a new employment agreement in 2015, Mr. Del Rio is currently employed pursuant to the terms of his Prestige employment agreement.

The severance benefits payable to each of our Named Executive Officers (including Mr. Del Rio) upon a qualifying termination of employment generally includes a cash payment based on the executive’s base salary (and in some cases, including bonus), and continued medical benefits for the applicable severance period at the Company’s expense. Mr. Del Rio is also entitled to receive certain specified perquisites during the applicable severance period, and will be entitled to receive a “gross up” payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code.
The Company does not believe that the Named Executive Officers should be entitled to any cash severance benefits merely because of a change in control of the Company. Accordingly, none of the Named Executive Officers are entitled to any such payments or benefits upon the occurrence of a change in control of the Company unless there is an actual or constructive termination of employment following the change in control.
The material terms of these benefits, as well as the severance benefits that were paid to Messrs. Sheehan and Madsen in connection with their terminations of employment in 2015, are described in the “Potential Payments Upon Termination or Change in Control” section below.
Other Elements of Compensation
Supplemental Executive Retirement Plan
We maintain a Supplemental Executive Retirement Plan (“SERP”), which is a legacy unfunded defined contribution plan for certain of our executives who were employed by the Company in an executive capacity prior to 2008. The SERP was frozen to future participation following that date. Mr. Stuart is the only Named Executive Officer who is eligible to participate in the SERP. Mr. Sheehan was eligible to participate in the SERP prior to his resignation from the Company. The SERP provides for Company contributions on behalf of the participants to compensate them for the benefits that are limited under our 401(k) Plan. We credit participants under the SERP for amounts that would have been contributed by us to the Company’s previous Defined Contribution Retirement Plan and our former 401(k) Plan without regard to any limitations imposed by the Code. Participants do not make any elective contributions under this plan.
In 2014, the Company made a contribution to the SERP for Messrs. Sheehan and Stuart, and certain amounts were paid to Messrs. Sheehan and Stuart, in lieu of being contributed to the SERP, in order to comply with and avoid adverse consequences under currently applicable tax rules. The Company contribution amount for Messrs. Sheehan and Stuart for 2014 is included in the “2014 Summary Compensation” table below and the footnotes thereto. Additional information about the SERP is provided in the “Nonqualified Deferred Compensation Table” and the narrative to the table below.
Senior Management Retirement Savings Plan
We maintain a Senior Management Retirement Savings Plan (“SMRSP”), which is a legacy unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by the Company prior to 2001. Mr. Stuart is the only Named Executive Officer who is eligible to participate in the SMRSP. The SMRSP provides for Company contributions on behalf of the participants to compensate them for the difference between the qualified plan benefits that were previously available under the Company’s cash balance pension plan and the redesigned 401(k) Plan. We credit participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to the Company’s previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan.
The amount of the contribution for 2014 was paid to Mr. Stuart in 2014 in order to comply with and avoid adverse consequences under currently applicable tax rules. The Company contribution amount for Mr. Stuart for 2014 is included in the “2014 Summary Compensation” table below and the footnotes thereto. Additional information about the SMRSP is provided in the “Nonqualified Deferred Compensation” table and the narrative to the table below.

Benefits and Perquisites
While employed, we provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, while employed, the Named Executive Officers receive a cash automobile allowance, as well as coverage under the Company’s Medical Executive Reimbursement Plan which provides them with reimbursement of certain medical, dental and vision expenses. The Company believes that the level and mix of perquisites it provides to the Named Executive Officers is consistent with market compensation practices.
Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his current employment agreement entered into with Prestige.
Share Ownership Program
We do not currently have a share ownership program in place for our Named Executive Officers.
Compensation Risk Assessment
The Company conducted a risk assessment of the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, our Compensation Committee believes that the design of the Company’s annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our executive compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Steve Martinez
John Chidsey
F. Robert Salerno
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS
The “2014 Summary Compensation” table below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2014, 2013 and 2012, as applicable.
The “2014 Summary Compensation” table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in 2014” table, and the accompanying description of the material terms of our nonqualified stock option grants, provides information regarding the cash and long-term equity incentives awarded to our Named Executive Officers. The sections entitled “—Outstanding Equity Awards at December 31, 2014” and “—Option Exercises and Stock Vested in 2014” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
2014 SUMMARY COMPENSATION
The following table presents information regarding compensation of each of our Named Executive Officers for services rendered during 2014, 2013 and 2012.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Frank J. Del Rio(3) President and Chief Executive Officer	2014	201,923	1,925,000	—	—	—	3,983	2,130,906
Kevin M. Sheehan Former President and Chief Executive Officer	2014	1,604,846	3,255,000	—	8,308,953	—	3,915,497	17,084,296
	2013	1,428,558	—	2,066,084	7,740,000	2,685,336	708,473	14,628,451
	2012	1,113,423	—	589,335	—	2,078,237	577,389	4,358,384
Wendy A. Beck Executive Vice President and Chief Financial Officer	2014	543,323	548,000	—	632,474	—	546,210	2,270,007
	2013	528,250	—	549,401	773,500	480,043	22,583	2,353,777
	2012	515,337	—	—	—	721,566	147,336	1,384,239
Andrew Madsen(4) Former President of the Norwegian brand and Chief Operating Officer	2014	129,808	—	—	2,847,599	—	128,115	3,105,522
Andrew Stuart President of the Norwegian brand and Chief Operating Officer	2014	515,086	259,750	—	632,474	—	422,854	1,830,164
	2013	500,852	—	698,677	773,500	446,379	210,045	2,629,453
	2012	488,638	—	—	—	684,212	175,400	1,348,250

(1)
For 2014, the amounts reported in the “Bonus” column of the table above reflect: (1) the annual bonus payable by us to Mr. Del Rio that was originally established by Prestige prior to the Acquisition, and (2) the Acquisition-related annual bonus payable by us to Messrs. Sheehan and Stuart and Ms. Beck. Please see the “Compensation Discussion and Analysis” section above for a description of these amounts.

(2)
The amounts reported in the “Option Awards” column of the table reflect the grant-date fair value under FASB ASC Topic 718 of the stock option awards granted to the Named Executive Officers in 2014 and 2013. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the share option awards contained in “Note 10, Employee Benefits and Share Option Plans,” to our consolidated financial statements for the year ended December 31, 2014 included in our Form 10-K filed on February 27, 2015.

(3)
The amounts reported for Mr. Del Rio reflect compensation earned or awarded following the Acquisition. Mr. Del Rio became our President and Chief Executive Officer in January 2015.

(4)
The amounts reported for Mr. Madsen reflect amounts earned or awarded following his commencement of employment in October 2014.

(5)
The following table provides detail for the amounts reported for 2014 in the “All Other Compensation” column of the table.

Name	Auto ($)(1)	Relocation Assistance ($)(2)	Contributions to SERP ($)(3)	Contributions to SMRSP ($)(4)	Other Perquisites ($)(5)	NCLC Unit Payment(6)	Gross-Up Payment ($)(7)	Total ($)
Frank J. Del Rio	2,300	—	—	—	1,683	—	—	3,983
Kevin M. Sheehan	27,000	—	893,356	—	21,695	1,726,086	1,247,360	3,915,497
Wendy A. Beck	14,400	—	—	—	11,497	302,041	218,272	546,210
Andrew Madsen	3,115	125,000	—	—	—	—	—	128,115
Andrew Stuart	14,400	—	100,580	11,400	11,860	165,218	119,396	422,854

(1)
Represents a cash automobile allowance.

(2)
Represents amounts paid directly to the Named Executive Officer as well as relocation expenses paid directly by the Company.

(3)
Represents the Company contribution to the Company’s Supplemental Executive Retirement Plan.

(4)
Represents the Company contribution to the Company’s Senior Management Retirement Savings Plan.

(5)
Represents medical executive reimbursement, flexible credits and life insurance premiums.

(6)
Represents the settlement of outstanding non-pro-rata distributions with respect to Management NCL Corporation Units provided for under the Management Exchange Agreement in connection with the NCLC Conversion.

(7)
Represents the gross-up payment payable under the Management Exchange Agreement in connection with the NCLC Conversion.

Description of Employment Agreements—Salary and Bonus Amounts
Frank J. Del Rio
In connection with the Acquisition, the Company agreed to assume Mr. Del Rio’s amended and restated employment agreement that was originally entered into by Prestige as of June 5, 2014.
The initial term of Mr. Del Rio’s employment agreement extends until December 31, 2018. The agreement provides for a minimum annual base salary of  $1,750,000 (which is subject to an automatic 5% increase each year), annual performance-based bonus with a target amount equal to 100% of base salary, and participation in employee benefit plans and perquisite programs generally available to our senior executive officers. In addition, pursuant to the employment agreement, Mr. Del Rio is entitled to receive an annual grant of a specified number of options to purchase the Company’s ordinary shares under our long-term incentive plan each year beginning with the 2015 calendar year.
Kevin M. Sheehan
Mr. Sheehan was employed as our President and Chief Executive Officer pursuant to an amended and restated employment agreement with the Company effective as of April 1, 2013. Mr. Sheehan resigned from his position effective January 8, 2015.
The initial term of Mr. Sheehan’s employment under the agreement was three years. The agreement provided for a minimum annual base salary of  $1,550,000 (which was subject to an automatic 5% increase each year), annual performance-based bonus with a target amount equal to 100% of base salary, and participation in employee benefit plans and perquisite programs generally available to our executive officers. In addition, pursuant to the amended and restated employment agreement, Mr. Sheehan received options to purchase 500,000 ordinary shares under our new long-term incentive plan following each annual anniversary of April 1, 2013 while employed under the agreement. All of these option grants were deemed vested upon his resignation and Mr. Sheehan has 90 days to exercise all vested options from the date of the Company’s announcement of its financial results for 2014.

Wendy A. Beck
Ms. Beck is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with the Company effective as of September 20, 2010. The initial term of Ms. Beck’s employment under the agreement is one year. The agreement renewed for an additional year on September 19, 2014 and will renew each anniversary thereafter, subject to the same terms and conditions, unless either we or Ms. Beck gives notice of non-renewal within ninety days prior to the end of the term. The agreement provides for a minimum annual base salary of  $500,000, annual performance-based bonus with a target amount equal to 50% of base salary, long-term incentive compensation as determined by our Compensation Committee, relocation assistance and participation in employee benefit plans and perquisite programs generally available to our executive officers.
Andrew Madsen
Mr. Madsen entered into an employment agreement with the Company on October 13, 2014 as our President of the Norwegian brand and Chief Operating Officer. Mr. Madsen resigned from his position effective March 4, 2015.
The initial term of Mr. Madsen’s employment agreement was one year. The agreement provided for a minimum annual base salary of  $750,000, annual performance-based bonus with a target amount equal to 75% of base salary, long-term incentive compensation as determined by our Compensation Committee, and participation in employee benefit plans and perquisite programs generally available to our executive officers. In addition, pursuant to the employment agreement, Mr. Madsen received options to purchase 150,000 ordinary shares under our long-term incentive plan in October 2014, which were subsequently forfeited upon his resignation.
Andrew Stuart
Mr. Stuart is currently employed as our President and Chief Operating Officer pursuant to an employment agreement with the Company effective March 4, 2015. Prior thereto, he served as our Executive Vice President, Global Sales and Passenger Services.
The initial term of Mr. Stuart’s employment agreement is one year and will renew each anniversary thereafter, subject to the same terms and conditions, for additional one-year terms unless either we or Mr. Stuart gives notice of non-renewal within sixty days prior to the end of the term. The agreement provides for a minimum annual base salary of  $650,000, annual performance-based bonus with a target amount equal to 75% of base salary, long-term incentive compensation as determined by our Compensation Committee, and participation in employee benefit plans and perquisite programs generally available to our executive officers. In addition, pursuant to the employment agreement, Mr. Stuart is to receive options to purchase 100,000 ordinary shares under our new long-term incentive plan at a date to be determined upon Compensation Committee approval.

GRANTS OF PLAN-BASED AWARDS IN 2014
The following table presents all plan-based awards granted to our Named Executive Officers during the year ended December 31, 2014.
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)	(#)	($/Sh)	($)
Frank J. Del Rio	—	—	—	—	—	—	—	—	—
Kevin M. Sheehan
2014 Bonus	1/1/2014	—	1,604,846	3,209,692	—	—	—	—	—
Option Awards	4/1/2014	—	—	—	—	—	500,000	33.19	8,308,953
Wendy A. Beck
2014 Bonus	1/1/2014	—	271,662	543,323	—	—	—	—	—
Option Awards	7/1/2014	—	—	—	—	—	40,000	31.90	632,474
Andrew Madsen
Option Awards	10/31/2014	—	—	—	—	—	150,000	39.00	2,847,599
Andrew Stuart
2014 Bonus	1/1/2014	—	257,543	515,086	—	—	—	—	—
Option Awards	7/1/2014	—	—	—	—	—	40,000	31.90	632,474

(1)
Amounts in these columns show the range of possible payouts under the Company’s annual performance incentive cash bonus program based on performance during 2014, as described in the “Compensation Discussion and Analysis” section. No amounts became payable under this bonus program for 2014.

(2)
These amounts represent option awards granted to the Named Executive Officers other than Mr. Del Rio in 2014. All options reported in this table were granted under our 2013 Performance Incentive Plan.

(3)
For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see footnote 2 to the “2014 Summary Compensation” table above.

Description of Option Awards
In April, July and October 2014, the Compensation Committee granted new option awards to certain of our Named Executive Officers under our 2013 Performance Incentive Plan. All of these option grants have an ordinary term of 10 years and were scheduled to vest in four equal annual installments, subject to the executive’s continued employment through each vesting date. The options may also vest on an accelerated basis under the circumstances described in the “Potential Payments Upon Termination or Change in Control” section below. The options are not entitled to any dividend or equivalent payments prior to exercise, and are subject to all of the terms of our 2013 Performance Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2014.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	—	—	—	—	—	—	—	—	—
Kevin M. Sheehan	482,226	57,830(4)	521,344	19.00	1/17/2020	48,104(4)	2,249,343	644,557	30,139,485
	125,000	375,000(5)	—	31.41	6/3/2023	—	—	—	—
	—	500,000(6)	—	33.19	3/31/2024	—	—	—	—
Wendy A. Beck	133,117	20,480(7)	51,198	19.00	1/17/2020	24,060(7)	1,125,046	60,147	2,812,474
	12,500	37,500(5)	—	30.95	6/30/2023	—	—	—	—
	—	40,000(6)	—	31.90	6/30/2024	—	—	—	—
Andrew Madsen	—	150,000(8)	—	39.00	10/30/2024	—	—	—	—
Andrew Stuart	165,414	—	55,137	19.00	1/17/2020	—	—	90,700	4,241,132
	12,500	37,500(5)	—	30.95	6/30/2023	—	—	—	—
	—	40,000(6)	—	31.90	6/30/2024	—	—	—	—

(1)
Represents unvested options or restricted shares subject to performance-based vesting requirements. These performance-based options or restricted shares vest upon a “realization event” for the Apollo Holders if, and to the extent that, the Apollo Holders receive specified levels of their invested capital in the Company in connection with the realization event.

(2)
Represents unvested restricted shares subject to time-based vesting requirements.

(3)
The market value of the unvested restricted shares was calculated based on the $46.76 closing price of a NCLH ordinary share as of December 31, 2014.

(4)
Includes 17,066 options and 20,050 restricted shares that were scheduled to vest on September 15, 2015 and 40,764 options and 28,054 restricted shares that were scheduled to vest in substantially equal installments on each of September 4, 2015, 2016 and 2017.

(5)
The options of the Named Executive Officers other than Mr. Sheehan vest in substantially equal annual installments on July 1, 2015, 2016 and 2017. Mr. Sheehan’s options were scheduled to vest in substantially equal annual installments on April 1, 2015, 2016 and 2017.

(6)
The options of the Named Executive Officers other than Mr. Sheehan vest in substantially equal annual installments on July 1, 2015, 2016, 2017 and 2018. Mr. Sheehan’s options were scheduled to vest in substantially equal annual installments on April 1, 2015, 2016, 2017 and 2018.

(7)
These options and restricted shares will vest on September 20, 2015.

(8)
Mr. Madsen’s options were scheduled to vest in substantially equal annual installments on October 13, 2015, 2016, 2017 and 2018.

OPTION EXERCISES AND STOCK VESTED IN 2014
The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by the Named Executive Officers during 2014.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank J. Del Rio	—	—	—	—
Kevin M. Sheehan	—	—	509,697	18,094,318
Wendy A. Beck	—	—	126,312	4,414,621
Andrew Madsen	—	—	—	—
Andrew Stuart(1)	—	—	136,050	4,623,433

(1)
Excludes the exercise of 126,549 stock options to purchase Genting HK stock granted to Mr. Stuart under the Share Option Scheme adopted by Genting HK on August 23, 2000 (as effected on November 30, 2000 and amended on May 22, 2002) with a total value realized on exercise of  $20,044. This exercise of options does not relate to the Company’s ordinary shares.

NONQUALIFIED DEFERRED COMPENSATION
The following table presents information on contributions to, earnings accrued under and distributions to our Named Executive Officers from our nonqualified defined contribution plans during the year ended December 31, 2014.
Name	Plan Name	Executive Contributions in FY 2014 ($)	Registrant Contributions in FY 2014 ($)(1)	Aggregate Earnings in FY 2014 ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at End FY 2014 ($)
Kevin M. Sheehan	SERP	—	893,356	—	893,356	—
	SMRSP	—	—	—	—	—
Andrew Stuart	SERP	—	100,580	5,387	100,580	435,887
	SMRSP	—	11,400	1,063	11,400	84,752

(1)
Company contributions in this column are reported in the “All Other Compensation” column in the “2014 Summary Compensation” table above.

(2)
Aggregate earnings in the last year are not included in the “2014 Summary Compensation” table above because they are not above market or preferential as determined by SEC rules.

(3)
Represents amounts credited to plan accounts that vested in 2014 and were distributed in 2014 in order to comply with and avoid adverse tax consequences under applicable tax rules.

The Company maintains the Supplemental Executive Retirement Plan (“SERP”), which is an unfunded defined contribution plan for certain of our executives, including Messrs. Sheehan and Stuart, who were employed by the Company in an executive capacity prior to 2008. Mr. Sheehan is no longer eligible to participate in the SERP following his resignation. The Company made contributions on behalf of the participants to compensate them for the benefits that are limited under the 401(k) Plan. We credit participants under the SERP Plan for amounts that would have been contributed by us to the Company’s previous Defined Contribution Retirement Plan and the former 401(k) Plan without regard to any limitations imposed by the Code. Participants do not make contributions to this plan. Participant accounts are credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2014, the rate of return used was 1.27%. In order to comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 will be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continue to accrue interest and will be distributed upon the first to occur of termination, death or disability or December 31, 2017. No withdrawals are permitted under the SERP.
The Company also maintains the Senior Management Retirement Savings Plan (“SMRSP”), which is an unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by the Company prior to 2001. Mr. Stuart is the only Named Executive Officer who is eligible to participate in the SMRSP. The Company made contributions on behalf of the participants to compensate them for differences between the qualified plan benefits that were previously available under the Company’s cash balance pension plan and the redesigned 401(k) Plan. We credit participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to the Company’s previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan. Participants do not make contributions to this plan. Participant accounts are credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2014, the rate of return used was 1.27%. In order to comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 will be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continue to accrue interest and will be distributed upon the first to occur of termination, death or disability or December 31, 2017. No withdrawals are permitted under the SMRSP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
For all of our NEOs other than Mr. Madsen, the following section describes the benefits that would have become payable to the Named Executive Officers in connection with a termination of their employment and/or a change in control of the Company occurring on December 31, 2014. For Mr. Madsen, the following section describes the severance benefits that he became entitled to receive as a result of his resignation on March 4, 2015. All of the benefits described below would be or were provided by us. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these benefits was determined.
In addition to the benefits described below, outstanding performance-based options and unvested restricted shares held by our Named Executive Officers on December 31, 2014 may also have become vested in connection with a change in control if the change in control constituted a “realization event” (which is generally defined to mean any receipt of cash dividends, distributions or sale proceeds with respect to our ordinary shares) for the Apollo Holders and the applicable vesting conditions were satisfied. Our Named Executive Officers would also be entitled to receive any accrued benefits disclosed above under “Nonqualified Deferred Compensation” in connection with a termination of their employment.
Frank J. Del Rio
Mr. Del Rio’s employment agreement provides for certain benefits to be paid to Mr. Del Rio in connection with a termination of his employment with the Company under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Mr. Del Rio’s employment is terminated during the employment term either by the Company without “cause” or by Mr. Del Rio for “good reason” (as those terms are defined in the Employment Agreement), Mr. Del Rio will be entitled to receive:
•
a lump sum payment equal to two times the sum of: (1) his highest rate of annualized base salary in effect during the one-year period before the severance date and (2) his target bonus applied to the base salary determined in clause (1);

•
continued payment of his automobile allowance, country club dues and income tax preparation benefits specified in his employment agreement for two years after the severance date;

•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date;

•
a pro-rata portion of his annual bonus for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date; and

•
accelerated vesting in the next installment of each outstanding option award that would otherwise be scheduled to vest following the severance date, and an extended term of up to one-year in which to exercise any vested options.

In addition, in the event of a change in control, Mr. Del Rio will be entitled to receive a “gross up” payment for any excise taxes that may be payable in connection with the change in control pursuant to Sections 280G and 4999 of the Code. Mr. Del Rio’s right to receive the severance benefits described above is subject to him executing a release of claims in favor of the Company.
Severance Benefits—Other Terminations. In the event that Mr. Del Rio’s employment is terminated for any other reason (death, disability, by the Company for cause or by Mr. Del Rio other than for good reason), he will only be entitled to receive his accrued obligations.
Restrictive Covenants. Pursuant to Mr. Del Rio’s employment agreement, he has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with the Company. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without good reason) after his employment terminates he will not compete with certain restricted competitors of the Company, and for a period of one year after the last date compensation is paid to him by the Company, he will not solicit the employees of the Company or its affiliates.
Kevin M. Sheehan
In connection with Mr. Sheehan’s resignation on January 8, 2015, he became entitled to receive the following benefits pursuant to a separation agreement that he entered into with us: (1) all of his accrued and unpaid base salary (and accrued and unpaid vacation time) through the date of his resignation, (2) $1,627,500, which represents the second installment of his previously approved Acquisition-related annual bonus (which is already reflected in the “2014 Summary Compensation” table above), (3) a one-time cash separation payment in an amount equal to his base salary and target bonus (having a value equal to $3,255,000), (4) vesting of a portion of his outstanding unvested equity-based awards (having a value equal to $16,071,280 on the date of his resignation based on the NCLH share price on that date and the “spread” value of his options), and (5) continuation of medical and dental coverage for himself and his eligible dependents (having an estimated value of  $63,335) on substantially the same terms and conditions provided to active employees of the Company until the first to occur of: (1) the end of the month in which he turns 65; (2) the date of his death; (3) the date he becomes eligible for Medicare benefits under the Social Security Act, or; (4) the date he becomes eligible for coverage under the health plan of a future employer. The term of Mr. Sheehan’s vested options was also extended until 90 days after the date of the Company’s announcement of its financial results for 2014.
Although the preceding paragraph describes the benefits Mr. Sheehan actually became entitled to receive as a result of his resignation, because his resignation occurred after December 31, 2014, SEC rules also require us to disclose the benefits that Mr. Sheehan would have been entitled to receive had his resignation occurred on December 31, 2014 pursuant to the agreements in effect on that date.
Mr. Sheehan’s employment agreement with the Company provided for certain benefits to be paid to Mr. Sheehan in connection with a termination of his employment with the Company under the circumstances described below. In each case, Mr. Sheehan would have been entitled to receive all amounts that he had earned but were unpaid regardless of the circumstances under which his employment terminated (his “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Mr. Sheehan’s employment was terminated during the employment term either by the Company without “cause” or by Mr. Sheehan as a result of a “constructive termination” (as those terms are defined in the Employment Agreement) or because the Company elected not to extend the term of his Employment Agreement, Mr. Sheehan would have been entitled to receive:
•
a lump sum payment equal to two times the sum of: (1) his current base salary at the annualized rate in effect on the severance date and (2) his Target Bonus for the year in which the severance date occurred; and

•
continuation of medical and dental coverage for Mr. Sheehan and his eligible dependents on substantially the same terms and conditions provided to active employees of the Company until the first to occur of: (1) the end of the month in which he turns 65; (2) the date of his death; (3) the date he becomes eligible for Medicare benefits under the Social Security Act, or; (4) the date he becomes eligible for coverage under the health plan of a future employer.

In addition, if Mr. Sheehan’s employment was terminated by the Company without cause or by Mr. Sheehan as a result of a constructive termination, Mr. Sheehan would have been entitled to accelerated vesting of one-third of the total number of unvested restricted shares received in exchange for the profits interests originally granted to Mr. Sheehan in July 2009 that are outstanding and unvested on his severance date as well as one-third of the options issued to him related to the profits interests originally granted to Mr. Sheehan in July 2009. Mr. Sheehan would also be entitled to accelerated vesting of all unvested stock options granted under his new employment agreement. Mr. Sheehan’s right to receive the severance benefits described above was subject to him executing a release of claims in favor of the Company.

Severance Benefits—Other Terminations. In the event that Mr. Sheehan’s employment was terminated for any other reason (death, disability, by the Company for cause or by Mr. Sheehan other than for constructive termination), he would only be entitled to receive his accrued obligations.
Restrictive Covenants. Pursuant to Mr. Sheehan’s employment agreement, he has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with the Company. In addition, Mr. Sheehan has agreed that for a period of one year after his employment terminates he will not compete with the business of the Company or its affiliates, for a period of two years after his employment terminates, he will not solicit the employees of the Company or its affiliates and for a period of one year after his employment terminates, he will not solicit the guests of the Company or its affiliates.
Andrew Madsen
Mr. Madsen became entitled to receive the following benefits as a result of his resignation on March 4, 2015: (1) an amount equal to one times his base salary ($750,000), payable over a twelve month period in accordance with the Company’s regular payroll cycle practices following his resignation, and (2) continuation of medical and dental coverage for himself and his eligible dependents on substantially the same terms and conditions in effect on his resignation until the first to occur of: (1) twelve months following his resignation; (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date the Company is no longer obligated to offer him COBRA continuation coverage. (The estimated value of the continued medical benefits is $24,692.) Mr. Madsen has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with the Company. In addition, Mr. Madsen has agreed that for a period of one year after his resignation, he will not compete with the business of the Company or its affiliates and for a period of two years after his resignation, he will not solicit the employees or guests of the Company or its affiliates.
Other Named Executive Officers
The employment agreement of each of Ms. Beck and Mr. Stuart with the Company, described above under the heading “Description of Employment Agreements—Salary and Bonus Amounts,” provides for certain benefits to be paid to each Named Executive Officer in connection with a termination of his or her employment with the Company under the circumstances described below. In each case, Ms. Beck and Mr. Stuart are entitled to receive all amounts that he or she has earned but are unpaid regardless of the circumstances under which his or her employment terminates (his or her “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Ms. Beck’s or Mr. Stuart’s employment is terminated during the employment term by the Company without “cause,” the Named Executive Officer will be entitled to receive:
•
an amount equal to one times the executive’s then current base salary at the annualized rate in effect on the severance date, payable over a twelve month period in accordance with the Company’s regular payroll cycle practices following termination, and;

•
continuation of medical and dental coverage for the executive and his or her eligible dependents on substantially the same terms and conditions in effect on his or her termination until the first to occur of: (1) twelve months following termination, (2) the date of his or her death; (3) the date he or she becomes eligible for coverage under the health plan of a future employer; or (4) the date the Company is no longer obligated to offer her or him COBRA continuation coverage.

Each of Ms. Beck’s and Mr. Stuart’s right to receive the severance benefits described above is subject to him or her executing a release of claims in favor of the Company.
Severance Benefits—Other Terminations. In the event that Ms. Beck’s or Mr. Stuart’s employment is terminated by the Company for any other reason (death, disability, by the Company for cause or by the Named Executive Officer other than for constructive termination), he or she will only be entitled to receive his or her accrued obligations.

Restrictive Covenants. Pursuant to each of Ms. Beck’s and Mr. Stuart’s employment agreement, each Named Executive Officer has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his or her employment with the Company. In addition, each Named Executive Officer has agreed that for a period of one year after his or her employment terminates he or she will not compete with the business of the Company or its affiliates and for a period of two years after his or her employment terminates, the executive will not solicit the employees or guests of the Company or its affiliates.
Estimated Severance and Change in Control Benefits
The following table presents the Company’s estimate of the amount of the benefits to which each of the Named Executive Officers other than Mr. Madsen would have been entitled had his or her employment been terminated or a change in control occurred on December 31, 2014 under scenarios noted below.
Name	Voluntarily Termination or Cause ($)	Death, Disability or Retirement ($)	Without Cause or Good Reason ($)
Frank J. Del Rio
Severance Payment	—	—	7,000,000
Insurance Continuation	—	—	29,450
Equity Acceleration	—	—	—
Miscellaneous Benefit Continuation	—	—	128,000
Gross-Up Payment	—	—	—
Kevin M. Sheehan
Severance Payment	—	—	6,510,000(1)
Insurance Continuation	—	—	63,335
Equity Acceleration	—	—	16,148,571(2)
Wendy Beck
Severance Payment	—	—	548,000
Insurance Continuation	—	—	24,692
Equity Acceleration	—	—	—
Andrew Stuart
Severance Payment	—	—	519,500
Insurance Continuation	—	—	24,692
Equity Acceleration	—	—	—

(1)
The severance payment for Mr. Sheehan listed in the table above was calculated based upon the criteria per his employment agreement and does not represent the actual severance payment which he received in January 2015.

(2)
Value was determined by taking the value (calculated based on the NCLH share price of  $46.76 at December 31, 2014) associated with Mr. Sheehan’s unvested options and aggregate unvested restricted shares subject to acceleration as of December 31, 2014. For options, the value presented is equal to the “spread” value at December 31, 2014.

Compensation Committee Interlocks and Insider Participation
Messrs. Tan Sri Lim Kok Thay, David M. Abrams and Steve Martinez served on the Compensation Committee during 2014. None of our executive officers serves as a member of our Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Board or any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity plan information as of December 31, 2014.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)
Equity compensation plans approved by security holders	7,537,195	$27.81	9,769,280
Equity compensation plans not approved by security holders	—	—	—
Total	7,537,195	$27.81	9,769,280

(1)
Represents 7,537,195 shares subject to options then outstanding under our 2013 Performance Incentive Plan.

(2)
Represents 7,769,280 shares available under our 2013 Performance Incentive Plan and 2,000,000 shares available under our Employee Stock Purchase Plan, including 13,364 shares that were subject to purchase during the purchase period ended December 31, 2014. All of the shares available under our 2013 Performance Incentive Plan may be granted in the form of options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards available under the 2013 Performance Incentive Plan.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
The Company is providing its shareholders with the opportunity to vote, on non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve two principal objectives: (i) effectively attract and retain executives with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (ii) encourage executives to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking executive compensation to Company performance, increases in long-term shareholder value and individual performance.
Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “say-on-pay-vote”, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2016 annual general meeting of shareholders.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PwC to serve as our independent registered certified public accounting firm for the year ending December 31, 2015. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by the shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and the Audit Committee’s determination of PwC’s remuneration, the Audit Committee will consider the appointment of another independent registered certified public accounting firm. In addition, even if shareholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered certified public accounting firm if it believes that such a change would be in the best interests of NCLH and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Aggregate fees for professional services rendered by PwC for the years ended December 31, 2014 and 2013 were:
	Total Fees Year Ended December 31,
	2014	2013
	(in thousands)
Audit fees	$2,963	$3,838
Audit-related fees	2,522	221
Tax fees	459	2,032
All other fees	2	2
Total	$5,946	$6,093

The audit fees for the years ended December 31, 2014 and 2013 relate to the aggregate fees billed by PwC in connection with the audit of our regulatory and statutory reports, issuance of comfort letters and our Sarbanes-Oxley 404 attestation.
The audit-related fees for the years ended December 31, 2014 and 2013 were related to a business acquisition, risk assessments performed, and a consultation.
Tax fees for the years ended December 31, 2014 and 2013 were related to tax return preparation, implementation of the global tax platform(1) and other tax services.
All other fees for the years ended December 31, 2014 and 2013 related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered certified public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members and, pursuant to this authority, provided that any decisions to pre-approve any audit or non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered certified public accounting firm in 2014 and 2013.

(1)
During 2013, we implemented a restructuring plan to provide a global tax platform for international expansion. As part of the plan, the Company became a tax resident of the U.K. As such, it qualifies for relief from U.S. Branch Profits taxes under the U.S.-U.K. Tax Treaty. In addition, the restructuring resulted in additional interest and depreciation which reduced the Company’s overall income tax expense.

The Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PwC AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE YEAR 2015 AND THE AUDIT COMMITTEE’S DETERMINATION OF PwC’s REMUNERATION.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered certified public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2014 with management and with our independent registered certified public accounting firm. In addition, the Audit Committee discussed with our independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered certified public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered certified public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered certified public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Walter L. Revell (Chair)
John Chidsey
F. Robert Salerno
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

PROPOSAL 4 — AMENDMENT TO BYE-LAWS
Currently, bye-law 24 of our bye-laws requires that the Company request the consent of each shareholder prior to delivering a notice, information or documents by electronic means, including by making such information available via a website. The Board has approved, and is asking the shareholders of the Company to approve, a proposed amendment to bye-law 24. The purpose of the proposed amendment is to clarify the notice provisions set forth in bye-law 24 in order to facilitate the Company’s use of the SEC’s rules regarding notice and access, which permit companies to furnish their proxy materials to shareholders over the Internet. The Board believes the proposed amendment to the Company’s bye-laws is in the best interests of the Company’s shareholders and would expedite our shareholders’ receipt of proxy materials and reduce costs associated with the Company’s future annual general meetings of shareholders by enabling the Company to furnish proxy materials to shareholders over the Internet instead of mailing a printed copy to all shareholders.
The foregoing summary of the proposed amendment to bye-law 24 of the Company’s bye-laws is qualified in its entirety by reference to the full text of the proposed amendment, which is attached as Appendix A. Additions to the text of the Company’s bye-laws contained in Appendix A are indicated by underlining, and deletions of the text are indicated by strike-outs.
In accordance with the Company’s bye-laws, our Board requests your vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of the Company approve the amendment to the Company’s bye-laws set forth in Appendix A to the Proxy Statement in order to clarify the notice provisions in the Company’s bye-laws.
Our Board has approved the amendment to bye-law 24 of our bye-laws set forth in Appendix A, subject to and conditioned upon shareholder approval of the proposed amendment at the Annual General Meeting. If approved, the amendment to bye-law 24 will become effective immediately following the Annual General Meeting and will apply to all future meetings of shareholders, thereby enabling the Company to furnish proxy materials to shareholders over the Internet using the SEC’s notice and access rules. If the proposed amendment to our bye-laws is not approved, bye-law 24 of our bye-laws will remain as currently in effect and the existing notice and consent requirements set forth therein would continue to apply to all future meetings of shareholders.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S BYE-LAWS TO CLARIFY THE NOTICE PROVISIONS UNDER THE COMPANY’S BYE-LAWS.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS
In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2016 annual general meeting of shareholders, the written proposal must be received by the Assistant Secretary of the Company at our offices no later than December 17, 2015 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2016 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2016 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the Assistant Secretary of the Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2016 annual general meeting of shareholders under these provisions must give written notice of the proposal to the Assistant Secretary no earlier than January 21, 2016, and no later than February 20, 2016. However, if the date of the 2016 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after May 20, 2016, the anniversary date of the 2015 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2016 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2016 annual general meeting of shareholders, or if the first public announcement of the 2016 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2016 annual general meeting of shareholders. Shareholders should contact the Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of this Proxy Statement and the 2014 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2014 Annual Report, or if you hold NCLH’s ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2014 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2014 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of ordinary shares of NCLH sharing an address.
ANNUAL REPORT ON FORM 10-K
WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 7665 CORPORATE CENTER DRIVE, MIAMI, FLORIDA 33126, OR BY TELEPHONE REQUEST TO (305) 436-4000.
ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors, Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary
Miami, Florida
April ___, 2015

APPENDIX A
Proposed Bye-law Amendment
24.
Giving Notice and Access

24.1
A notice may be given by the Company to a Shareholder:

(a)
by delivering it to such Shareholder in person; or

(b)
by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or

(c)
~~subject to compliance with Bye-law 24.7,~~ by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or

~~(d)~~
~~subject to compliance with Bye-law 24.7, via website designated by the Company in accordance with Bye-law 24.5; or~~

~~(e)~~(d)
~~to the extent permitted by the applicable laws,~~ by ~~placing~~ publishing it on ~~the~~ a website ~~of NASDAQ~~, and giving to such Shareholder a notice stating that the notice is available there ~~(a “notice of availability”)~~. ~~The notice of availability~~Such notice shall include the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website and may be given to such Shareholder by any of the means set out above.

24.2
Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

24.3
Any notice (save for one delivered in accordance with Bye-law 24.~~4~~1(d)) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

24.4
In the case of information or documents delivered in accordance with Bye-law 24.1(d), service shall be deemed to have occurred when (a) the Shareholder is notified in accordance with that Bye-law and (b) the information or document is published on the website.

24.~~4~~5
The Company shall be under no obligation to send a notice or other document to the address shown for any particular Shareholder in the Register of Shareholders if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Shareholder at such address and may require a Shareholder with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

24.~~5~~6
~~Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, t~~The ~~Board~~ Company may deliver ~~such~~ information or documents to a Shareholder via a website by notifying the Shareholder of ~~their~~ the availability of such information or documents on such website and including on such notice ~~therein~~ the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

~~24.6~~
~~In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.~~

~~24.7~~
~~If the Company intends to transmit a notice by electronic means to a Shareholder in accordance with Bye-law 24.1(c) or, to deliver information or documents to a Shareholder via a website in accordance with Bye-law 24.5, it must first contact such Shareholder in writing to request his consent for the use of such electronic means for transmitting such notice and/or for the use of the website to deliver such information or documents, and if such Shareholder does not object within 28 days of the date of the written notice from the Company, his consent shall be deemed to have been given. A Shareholder who has consented or has been deemed to consent under this Bye-law 24.7 to receiving notices, information and/or documents by electronic means and/or via a website may at any time after such consent or deemed consent notify the Company in writing that it requires such notices, information and/or documents to be delivered to him in hard copy paper form.~~

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 CORPORATE DRIVE
MIAMI, FL 33126

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M89074-P61696

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

NORWEGIAN CRUISE LINE HOLDINGS LTD.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Class II Directors

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateKEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.M89074-P61696NORWEGIAN CRUISE LINE HOLDINGS LTD.7665 CORPORATE DRIVEMIAMI, FL 33126VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailingproxy materials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote usingthe Internet and, when prompted, indicate that you agree to receive or accessproxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers3. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year endingDecember 31, 2015 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors4. Approval of an amendment to the Company’s bye-laws to clarify the notice provisions under the Company’s bye-laws1a. Adam M. Aron1b. Kevin Crowe1c. F. Robert Salerno1d. Walter L. Revell1. Election of Class II DirectorsThe Board of Directors recommends you vote FORthe following proposals:NORWEGIAN CRUISE LINE HOLDINGS LTD.Nominees: For Against AbstainFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.

M89075-P61696NORWEGIAN CRUISE LINE HOLDINGS LTD.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERSTO BE HELD ON MAY 20, 2015The undersigned hereby appoints Wendy A. Beck and Howard Flanders, and each of them, as proxies for the undersigned, each with full power ofsubstitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary sharesof Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders tobe held on May 20, 2015, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters comingbefore the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, whichis being mailed to all shareholders of record as of the close of business on March 20, 2015.This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy isproperly signed and returned but no direction is given, this proxy will be voted “FOR” each of the nominees named in Proposal 1 and “FOR”each of Proposals 2, 3 and 4.
Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on suchother business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof.YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD.Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Continued and to be signed on reverse side